Filed Pursuant to Rule 424(b)(3)

Registration No. 333-224874

Prospectus Supplement No. 1

(To Prospectus dated May 21, 2018)

NiSource Inc.

24,964,163 Shares of Common Stock

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated May 21, 2018, covering the resale of up to 24,964,163 shares of common stock, which may be offered for sale from time to time by the selling stockholders named in the prospectus, with information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 12, 2018.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 19, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreements

On June 6, 2018, NiSource Inc. (the “Company”) entered into a Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc., as representatives (the “Preferred Stock Representatives”) of the several initial purchasers listed on Schedule 1 thereto (the several initial purchasers are referred to herein as the “Initial Preferred Stock Purchasers”), pursuant to which the Initial Preferred Stock Purchasers agreed to purchase 400,000 shares of 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share, of the Company (the “Series A Preferred Stock”) with an aggregate liquidation preference of $400,000,000 (the “Preferred Stock Private Placement”). A summary of the rights, preferences and privileges of the Series A Preferred Stock is set forth under Item 5.03 below. The Preferred Stock Private Placement resulted in approximately $394.0 million of net proceeds (after deducting commissions and the Company’s expenses). The Company used a portion of the net proceeds from the Preferred Stock Private Placement to pay a portion of the consideration for notes tendered pursuant to the Company’s previously announced cash tender offer to purchase any and all of the Company’s outstanding 6.80% Notes due 2019, 5.45% Notes due 2020 and 6.125% Notes due 2022 (collectively, the “Tender Offer Notes”) and to pay related fees and expenses. The Company intends to redeem the remaining outstanding Tender Offer Notes in accordance with their terms and expects to use the balance of the net proceeds to pay a portion of the redemption price. The foregoing description of the Preferred Stock Purchase Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 11, 2018, the Company closed the Preferred Stock Private Placement.

On June 6, 2018, the Company entered into a separate Purchase Agreement (the “Note Purchase Agreement” and, together with the Preferred Stock Purchase Agreement, the “Purchase Agreements”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc., as representatives (the “Note Representatives”) of the several initial purchasers listed on Schedule 1 thereto (the several initial purchasers are referred to herein as the “Initial Note Purchasers” and together with the Initial Preferred Stock Purchasers, the “Initial Purchasers”) pursuant to which the Initial Note Purchasers agreed to purchase $350,000,000 of the 3.650% Senior Notes due 2023 (the “Notes”) of the Company (the “Note Private Placement”, and together with the Preferred Stock Private Placement, the “Private Placements”). The Note Private Placement resulted in approximately $346.6 million of net proceeds (after deducting commissions and the Company’s expenses). The Company intends to use the net proceeds from the Note Private Placement to pay a portion of the redemption price for the Tender Offer Notes. The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 11, 2018, the Company closed the Note Private Placement.

The Notes were issued pursuant to an Indenture dated as of November 14, 2000 among the Company, NiSource Finance Corp., the Company’s former wholly-owned subsidiary, and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee, as supplemented by the First Supplemental Indenture, dated as of November 14, 2000, the Second Supplemental Indenture, dated as of November 30, 2017, and the Third Supplemental Indenture, dated as of June 11, 2018 (the “Third Supplemental Indenture”). A copy of the Third Supplemental Indenture, which includes the form of the Notes, is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Private Placements were made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In determining that the Private Placements qualified for this exemption, the Company relied on, among other things, the following facts: (i) all of the Initial Purchasers in the Private Placements were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the Notes or the Preferred Stock and (iii) each of the Initial Purchasers represented that it was purchasing the Notes or the Preferred Stock, as applicable, for investment purposes.

Registration Rights Agreements

In connection with the closing of the Preferred Stock Private Placement, the Company and the Preferred Stock Representatives entered into a Registration Rights Agreement, dated as of June 11, 2018 (the “Preferred Stock Registration Rights Agreement”). Pursuant to the Preferred Stock Registration Rights Agreement, the Company has agreed (i) to file with the Securities and Exchange Commission (the “Commission”) a registration statement enabling holders to exchange their unregistered shares of Series A Preferred Stock for publicly registered shares with substantially identical terms; (ii) to use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after its filing; (iii) to use its commercially reasonable efforts to effect an exchange offer of the shares of Series A Preferred Stock for registered shares within 270 days after the issue date of the Series A Preferred Stock; and (iv) to file a shelf registration statement for the resale of the Series A Preferred Stock if the Company cannot effect the exchange offer within the time periods listed and in other circumstances described within the Preferred Stock Registration Rights Agreement. The foregoing description of the Preferred Stock Registration Rights Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the closing of the Note Private Placement, the Company and the Note Representatives entered into a Registration Rights Agreement, dated as of June 11, 2018 (the “Note Registration Rights Agreement”). Pursuant to the Note Registration Rights Agreement, the Company has agreed (i) to file with the Commission a registration statement enabling holders to exchange their unregistered Notes for publicly registered notes with substantially identical terms; (ii) to use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after its filing; (iii) to use its commercially reasonable efforts to effect an exchange offer of the shares of the Notes for registered notes within 270 days after the issue date of the Notes; and (iv) to file a shelf registration statement for the resale of the Notes if the Company cannot effect the exchange offer within the time periods listed and in other circumstances described within the Note Registration Rights Agreement. The foregoing description of the Note Registration Rights Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Note Purchase Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock and the Preferred Stock Purchase Agreement is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

Upon issuance of the Series A Preferred Stock, on June 11, 2018, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of the Company that rank junior to, or on parity with, the Series A Preferred Stock is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock for the last preceding dividend period. The terms of the Series A Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations (as defined in Item 5.03 below), for the Series A Preferred Stock, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2018, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations, and relative rights of the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to the Company’s common stock and to any other class or series of equity securities established after the original issue date of the Series A Preferred Stock that is not expressly made senior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event. The Series A Preferred Stock ranks on a parity with any class or series of equity securities established after the original issue date of the Series A Preferred Stock that is not expressly made senior or subordinated to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event. The Series A Preferred Stock ranks junior to any class or series of equity securities established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event and junior to all of the Company’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

Dividends on the Series A Preferred Stock accrue and are cumulative from the date that the Series A Preferred Stock were originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by the Company’s Board of Directors (the “Board”) out of legally available funds for such purpose. If declared by the Board, dividends will be paid semi-annually in arrears on the 15th day of June and December (each, a “Dividend Payment Date”) to holders of record as of the close of business on the 15th Business Day (as defined in the Certificate of Designations) preceding the applicable Dividend Payment Date, or such other record date not exceeding 30 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by the Board (or a duly authorized committee of the Board), subject to certain limitations. A pro-rated initial dividend on the Series A Preferred Stock offered hereby will be payable on December 15, 2018 in an amount equal to approximately $28.88 per share.

The initial dividend rate for the Series A Preferred Stock from and including the date of original issue to, but not including, June 15, 2023 is 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends on the Series A Preferred Stock will accumulate for each Reset Period (as defined in the Certificate of Designations) at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate (as defined in the Certificate of Designations) plus (i) in respect of each Reset Period commencing on or after June 15, 2023 but before June 15, 2043, a spread of 2.843% (the “Initial Margin”), and (ii) in respect of each Reset Period commencing on or after June 15, 2043, the Initial Margin plus 1.000%.

The Series A Preferred Stock does not have a stated maturity and is not subject to mandatory redemption or any sinking fund. The Series A Preferred Stock will remain outstanding indefinitely unless repurchased or redeemed by the Company. The Series A Preferred Stock may be redeemed by the Company at its option on June 15, 2023, or on each date falling on the fifth anniversary thereafter, or in connection with a Ratings Event (as defined herein). At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Ratings Event, the Company may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price in cash per share equal to $1,020 (102% of the liquidation preference of $1,000 per share) plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the Company’s outstanding indebtedness.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that publishes a rating for the Company to its equity credit criteria for securities such as the Series A Preferred Stock, as such criteria are in effect as of the original issue date of the Series A Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Preferred Stock, or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such rating organization pursuant to its current criteria.

Holders of Series A Preferred Stock generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Company’s certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers or duties of the Series A Preferred Stock, (ii) the creation or issuance of any security ranking on a parity with the Series A Preferred Stock if the cumulative dividends payable on then outstanding Series A Preferred Stock are in arrears, or (iii) the creation or issuance of any security ranking senior to the Series A Preferred Stock.

The Certificate of Designations became effective upon filing, and a copy is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 11, 2018, the Company issued (1) a press release announcing the closing of the Note Private Placement and the Preferred Stock Private Placement and (2) a press release announcing the pricing of the Tender Offer. Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

On June 12, 2018, the Company issued a press release announcing the expiration and results of the Tender Offer. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Description

3.1	Certificate of Designations of 5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

4.1	Third Supplemental Indenture, dated as of June 11, 2018, by and between NiSource Inc. and The Bank of New York Mellon, as trustee (including form of 3.650% Notes due 2023)

10.1	Purchase Agreement, dated as of June 6, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 5.650% Series A Preferred Stock

10.2	Purchase Agreement, dated as of June 6, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 3.650% Notes due 2023

10.3	Registration Rights Agreement, dated as of June 11, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 5.650% Series A Preferred Stock

10.4	Registration Rights Agreement, dated as of June 11, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 3.650% Notes due 2023

99.1	Press Release, dated June 11, 2018

99.2	Press Release, dated June 11, 2018

99.3	Press Release, dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: June 12, 2018	By:	/s/ Shawn Anderson
Vice President, Treasurer and Chief Risk Officer

Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

of

5.65% SERIES A FIXED-RATE RESET CUMULATIVE

REDEEMABLE PERPETUAL PREFERRED STOCK

of

NISOURCE INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

NiSource Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify that:

Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”), by the Amended and Restated Certificate of Incorporation of the Corporation (as amended through the date hereof, the “Certificate of Incorporation”) and applicable law, the Board authorized the issuance and sale by the Corporation of shares of its preferred stock and the formation of a Special Committee (the “Committee”) at a meeting duly convened and held on May 8, 2018, and, pursuant to the authority conferred upon the Committee in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board, the Committee adopted the following resolution by written consent on June 7, 2018 creating a series of 400,000 shares of preferred stock of the Corporation designated as “5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock.”

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation, the authority delegated to the Committee by the Board and applicable law, a series of preferred stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences, and relative participating, optional, or other rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series, be as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” (the “Series A Perpetual Preferred Stock”) and the number of shares constituting the Series A Perpetual Preferred Stock shall be 400,000, and such shares shall have a liquidation preference of $1,000 per share. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Perpetual Preferred Stock then outstanding) by further resolution duly adopted by the Board or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. Each share of Series A Perpetual Preferred Stock shall be identical in all respects to every other share of Series A Perpetual Preferred Stock. Shares of Series A Perpetual Preferred Stock shall be dated the date of issue, which date shall be referred to herein as the “original issue date.” Shares of outstanding Series A Perpetual Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s Preferred Stock, undesignated as to series.

Section 2. Definitions. The following terms used herein shall be defined as set forth below:

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Common Stock” means the common stock of the Corporation, $0.01 par value per share.

“Calculation Agent” means a calculation agent appointed by the Corporation pursuant to Section 11.

“Dividend Payment Date” shall have the meaning specified in Section 4(B).

“Dividend Period” is the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except that the initial Dividend Period will commence on and include the original issue date of the Series A Perpetual Preferred Stock and continue to, but exclude, December 15, 2018.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Call Date” means June 15, 2023.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal and, in the case of U.S. Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Initial Margin” shall have the meaning specified in Section 4(A).

“Preferred Stock Registration Rights Agreement” means the Registration Rights Agreement dated as of June 11, 2018 among the Corporation, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc., as representatives of the several initial purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Corporation (a “rating agency”) to its equity credit criteria for securities such as the Series A Perpetual Preferred Stock, as such criteria are in effect as of the original issue date of the Series A Perpetual Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Perpetual Preferred Stock, or (ii) a lower equity credit being given to the Series A Perpetual Preferred Stock than the equity credit that would have been assigned to the Series A Perpetual Preferred Stock by such rating agency pursuant to its current criteria.

“Reset Date” means the First Call Date and each date falling on the fifth anniversary thereafter.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Step-up Date” means June 15, 2043.

“Transfer Agent” means Computershare Trust Company, N.A, as transfer agent and registrar, or any successor transfer agent appointed by the Corporation.

Section 3. Ranking. The shares of Series A Perpetual Preferred Stock shall rank, with respect to the payment of dividends and distributions upon the liquidation, winding up and dissolution of the Corporation’s affairs:

(A) senior to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that such class or series ranks on a parity with the Series A Perpetual Preferred Stock or senior to the Series A Perpetual Preferred Stock as to dividends and upon liquidation and winding-up, as the case may be (collectively, including the Common Stock, “Junior Securities”);

(B) on a parity with any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (including additional shares of the Series A Perpetual Preferred Stock) that, by its terms, does not expressly provide that such class or series ranks senior or junior to the Series A Perpetual Preferred Stock as to dividends and upon liquidation and winding-up, as the case may be (collectively, “Parity Securities”); and

(C) junior to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (if the issuance is approved by the requisite consent of the holders of the Series A Perpetual Preferred Stock) that, by its terms, expressly provides that such class or series ranks senior to the Series A Perpetual Preferred Stock as to dividends and upon liquidation and winding-up (collectively, “Senior Securities”).

Section 4. Dividends and Distributions.

(A) Holders of Series A Perpetual Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of legally available funds for such purpose, cumulative semi-annual cash dividends on each Dividend Payment Date. The initial dividend rate for the Series A Perpetual Preferred Stock from and including the date of original issue to, but excluding, the First Call Date will be 5.65% per annum of the $1,000 liquidation preference per share. On and after the First Call Date, dividends on the Series A Perpetual Preferred Stock will accumulate for each Reset Period at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate plus (i) in respect of each Reset Period commencing on or after the First Call Date but before the Step-Up Date, a spread of 2.843% (the “Initial Margin”) and (y) in respect of each Reset Period commencing on or after the Step-up Date, the Initial Margin plus 1.000%. A pro-rated initial dividend on the Series A Perpetual Preferred Stock offered hereby will be payable on December 15, 2018, when, as and if declared by the Board or a duly authorized committee of the Board, in an amount equal to approximately $28.88 per share. If the Corporation issues additional shares of Series A Perpetual Preferred Stock after the original issue date, dividends on such shares may accumulate from the original issue date or any other date specified by the Board or a duly authorized committee of the Board at the time such additional shares are issued.

(B) If declared by the Board or a duly authorized committee of the Board, the Corporation shall pay dividends on the Series A Perpetual Preferred Stock semi-annually in arrears, on the 15th day of June and December in each year, commencing on December 15, 2018, each such date being referred to herein as a “Dividend Payment Date”; provided, however, that (i) if any scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accumulate as a result of that postponement. If the Board or a duly authorized committee of the Board does not declare a dividend (or declares less than full dividends) payable in respect of any Dividend Period, such dividend (or any portion of such dividend not declared) shall accumulate and an amount equal to such accumulated dividend (or such undeclared portion thereof) shall become payable out of funds legally available therefor upon the liquidation or winding up of the Corporation (or earlier redemption of such shares of Series A Perpetual Preferred Stock), to the extent not paid prior to such liquidation, or winding up or earlier redemption.

(C) Dividends will be payable to holders of record of the Series A Perpetual Preferred Stock as of the close of business on the applicable record date, which shall be the 15th Business Day preceding the applicable Dividend Payment Date or such other record date not exceeding 30 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by the Board (or a duly authorized committee of the Board), except that in the case of payments of dividends in arrears, the record date with respect to a Dividend Payment Date will be such date as may be designated by the Board.

(D) Dividends payable on the Series A Perpetual Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends on shares of Series A Perpetual Preferred Stock called for redemption will cease to accumulate on the redemption date, unless the Corporation defaults in the payment of the redemption price of the shares of Series A Perpetual Preferred Stock called for redemption.

(E) The applicable dividend rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Dividend Determination Date. All percentages resulting from the calculation of the Calculation Agent will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, with one-half cent being rounded upwards. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at our principal offices, will be made available to any holder of Series A Perpetual Preferred Stock upon request and will be final and binding in the absence of manifest error.

(F) Dividends on the Series A Perpetual Preferred Stock will be cumulative whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

(G) (1) The Corporation will not declare or pay, or set aside for payment, full dividends on the Series A Perpetual Preferred Stock or any Parity Securities for any dividend period unless (i) full cumulative dividends have been paid or provided for on the Series A Perpetual Preferred Stock and any Parity Securities through the most recently completed dividend period for each such security and (ii) at the time of the declaration of the dividend on the Series A Perpetual Preferred Stock or the Parity Securities, as applicable, the Corporation expects to have sufficient funds to pay the next dividend on the Series A Perpetual Preferred Stock and any Parity Securities in full (regardless of the relative timing of such dividends). To the extent dividends will not be paid in full on the Series A Perpetual Preferred Stock, the Corporation will take appropriate action to ensure that all dividends declared and paid upon the Series A Perpetual Preferred Stock and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates pursuant to subsection (I) below.

(2) The Corporation will not declare, or pay or set aside for payment, dividends on any Junior Securities (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series A Perpetual Preferred Stock and any Parity Securities through the most recently completed respective dividend periods.

(3) The Series A Perpetual Preferred Stock will rank junior as to payment of dividends to any class or series of Senior Securities that the Corporation may issue in the future. If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Securities, the Corporation may not pay any dividends on the outstanding Series A Perpetual Preferred Stock or redeem or otherwise repurchase any shares of Series A Perpetual Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Securities that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series A Perpetual Preferred Stock.

(4) Notwithstanding the foregoing, unless (i) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series A Perpetual Preferred Stock and any Parity Securities through the most recently completed respective dividend periods and (ii) the Corporation expects to have sufficient funds to pay the next dividend on all outstanding shares of Series A Perpetual Preferred Stock and any Parity Securities in full (regardless of the relative timing of such dividends), the Corporation may not repurchase, redeem or otherwise acquire, in whole or in part, any shares of Series A Perpetual Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Perpetual Preferred Stock and any Parity Securities. The Corporation may not redeem, repurchase or otherwise acquire shares of Common Stock or any other Junior Securities unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series A Perpetual Preferred Stock and any Parity Securities through the most recently completed respective dividend periods.

(H) To the extent a dividend period applicable to a class of Junior Securities or Parity Securities is shorter than the Dividend Period applicable to the Series A Perpetual Preferred Stock (e.g., quarterly rather than semi-annual), the Board may declare and pay regular dividends with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such dividend, the Corporation expects to have sufficient funds to pay the full dividend in respect of the Series A Perpetual Preferred Stock on the next successive Dividend Payment Date.

(I) To the extent dividends will not be paid in full on the Series A Perpetual Preferred Stock and any Parity Securities, the Corporation will take appropriate action to ensure that all dividends declared and paid upon shares of Series A Perpetual Preferred Stock and any Parity Securities will be reduced, declared and paid on a pro rata basis so that the amount of dividends declared per share will bear to each other the same ratio that accumulated dividends for the then-current dividend period and any prior dividend periods for which dividends were declared but not paid, per share on the Series A Perpetual Preferred Stock, and accumulated dividends on any Parity Securities, bear to each other.

(J) In addition to the dividend rights set forth in this Section 4, under certain circumstances set forth in the Preferred Stock Registration Rights Agreement, the holders of outstanding Series A Perpetual Preferred Stock may be entitled to Special Dividends (as defined therein) upon a Registration Default (as defined therein). Copies of the Preferred Stock Registration Rights Agreement may be obtained without charge by writing to the Corporation at the following address: NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, Attn: Samuel K. Lee.

(K) Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be determined by the Board (or a duly authorized committee of the Board) and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series A Perpetual Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Perpetual Preferred Stock shall not be entitled to participate in any such dividend.

Section 5. Voting Rights.

(A) General. Except as provided below or as expressly required by Delaware law, the holders of shares of Series A Perpetual Preferred Stock shall not have any voting, consent or approval rights.

(B) Senior Issuances; Adverse Changes.

(i) So long as any shares of Series A Perpetual Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Perpetual Preferred Stock, voting as a single class, at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to adopt an amendment to the Certificate of Incorporation that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Perpetual Preferred Stock, except that any amendment to the Certificate of Incorporation (x) relating to the issuance of additional shares of preferred stock (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities in Section 5(B)(ii) below) or (y) in connection with a merger or another transaction in which either (I) the Corporation is the surviving entity and the Series A Perpetual Preferred Stock remains outstanding or (II) the Series A Perpetual Preferred Stock is exchanged for a series of preferred stock of the surviving entity, in either case with the terms thereof materially unchanged in any respect adverse to the holders of Series A Perpetual Preferred Stock, will be deemed not to materially adversely affect the powers, preferences, duties or special rights of the holders of Series A Perpetual Preferred Stock.

(ii) So long as any shares of Series A Perpetual Preferred Stock are outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Perpetual Preferred Stock, voting as a class together with the holders of any other Parity Securities with like voting rights that are exercisable, at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary (x) to create or issue any Parity Securities (including additional shares of Series A Perpetual Preferred Stock but excluding any payment-in-kind on the Series A Perpetual Preferred Stock) if the cumulative dividends payable on the outstanding shares of Series A Perpetual Preferred Stock or any such Parity Securities are in arrears, or (y) create or issue any Senior Securities.

On any matter described in subclause (i) and (ii) above in which the holders of the Series A Perpetual Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any class or series of capital stock ranking on a parity with the Series A Perpetual Preferred Stock), such holders will be entitled to one vote per share. Any shares of Series A Perpetual Preferred Stock held by a subsidiary of the Corporation will not be entitled to vote.

With respect to shares of Series A Perpetual Preferred Stock that are held for a person’s account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such shares are registered, such other person will, in exercising the voting rights in respect of such shares of Series A Perpetual Preferred Stock on any matter, and unless the arrangement between such persons provides otherwise, vote such Series A Perpetual Preferred Stock in favor of, and at the direction of, the person who is the beneficial owner, and the Corporation will be entitled to assume it is so acting without further inquiry.

Section 6. Reacquired Shares. Any shares of Series A Perpetual Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

Section 7. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of Series A Perpetual Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any Senior Securities or Parity Securities, and before any distribution of assets is made to holders of Common Stock or any other Junior Securities, a liquidating distribution in the amount of $1,000 per share. Any accumulated and unpaid dividends on the Series A Perpetual Preferred Stock and Parity Securities will be paid prior to any distributions in liquidation. Holders of shares of Series A Perpetual Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(B) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences in full to all holders of the Series A Perpetual Preferred Stock and all holders of Parity Securities, the amounts paid to the holders of Series A Perpetual Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Corporation’s assets available for such distribution), including any unpaid, accumulated dividends, whether or not declared (and, in the case of any holder of stock other than the Series A Perpetual Preferred Stock and on which dividends are non-cumulative, an amount equal to any declared but unpaid dividends, as applicable). If the liquidation preference has been paid in full to all holders of Series A Perpetual Preferred Stock and any Parity Securities, the holders of the Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(C) For purpose of this Section 7, the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation shall not be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 8. No Conversion Rights. The shares of Series A Perpetual Preferred Stock shall not be convertible into any other class of stock.

Section 9. No Preemptive Rights. The holders of shares of Series A Perpetual Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. Redemption. The Series A Perpetual Preferred Stock is perpetual, has no maturity date and is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Perpetual Preferred Stock shall have no right to require the redemption or repurchase of any shares of Series A Perpetual Preferred Stock.

(A) Optional Redemption: The Corporation, at its option, may, upon notice given as provided in Section 10(B), redeem the Series A Perpetual Preferred Stock:

(i) in whole but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event at a redemption price per share equal to $1,020 plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared; or

(ii) in whole or in part, on the First Call Date or on any subsequent Reset Date at a redemption price per share equal to $1,000 plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared.

(B) Redemption Procedure: If shares of the Series A Perpetual Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of any shares of Series A Perpetual Preferred Stock to be redeemed as such holders’ names appear on the stock transfer books maintained by the Transfer Agent at the address of such holders shown therein mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Perpetual Preferred Stock are held in book-entry form through DTC , we may give such notice in any manner permitted by DTC). Each notice of redemption shall include a statement stating: (i) the redemption date; (ii) the number of shares of Series A Perpetual Preferred Stock to be redeemed and, if fewer than all outstanding shares held by the holder of Series A Perpetual Preferred Stock are to be redeemed, the number and, in the case of any shares of Series A Perpetual Preferred Stock in certificated form, the identification of shares of Series A Perpetual Preferred Stock to be redeemed from the holder; (iii) the redemption price; (iv) the place or places where the certificates, if any, evidencing shares of Series A Perpetual Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares of Series A Perpetual Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

(C) Effectiveness of Redemption. If notice of redemption of any shares of Series A Perpetual Preferred Stock has been given and if, on or prior to the redemption date specified in such notice, the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Perpetual Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Perpetual Preferred Stock, such shares of Series A Perpetual Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

(D) Partial Redemption. If fewer than all of the outstanding shares of Series A Perpetual Preferred Stock are to be redeemed, the number of shares of Series A Perpetual Preferred Stock to be redeemed will be determined by the Corporation, and such shares will be redeemed by such method of selection as DTC (or, in the case of any certificated shares, the Board) determines, either pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all shares of Series A Perpetual Preferred Stock are held of record by the nominee of DTC, the Corporation will give notice, or cause notice to be given, to DTC of the number of shares of Series A Perpetual Preferred Stock to be redeemed, and DTC will determine the number of shares of Series A Perpetual Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds shares of Series A Perpetual Preferred Stock for its own account). A participant may determine to redeem shares of Series A Perpetual Preferred Stock from some beneficial owners (including the participant itself) without redeeming shares of Series A Perpetual Preferred Stock from the accounts of other beneficial owners. Any shares of Series A Perpetual Preferred Stock not redeemed will remain outstanding and entitled to all the rights and preferences of the Series A Perpetual Preferred Stock under the Certificate of Incorporation.

Section 11. Calculation Agent. The Corporation shall appoint a Calculation Agent for the Series A Perpetual Preferred Stock at least 90 days prior to the First Call Date. The Corporation may, in its sole discretion, remove the Calculation Agent in accordance with the agreement to be entered into between the Corporation and the Calculation Agent; provided that, if the Corporation elects to remove the Calculation Agent on or after the First Call Date, the Corporation shall appoint a successor Calculation Agent who shall accept such appointment prior to the effectiveness of such removal; provided further that the Corporation or one of its affiliates may serve as Calculation Agent, acting reasonably and in good faith, until such time as the Corporation is able to appoint a banking institution or trust company as Calculation Agent.

Section 12. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Perpetual Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Perpetual Preferred Stock, voting as a single class.

Section 13. No Other Rights. The shares of Series A Perpetual Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Certificate of Incorporation, in the Preferred Stock Registration Rights Agreement or as provided by applicable law.

Section 14. Global Securities; Appointment of Depositary for Global Securities.

(A) The Series A Perpetual Preferred Stock shall initially be issued in the form of one or more global securities (“Global Securities”) signed by the President or a Vice President of the Corporation and by the Secretary or an Assistant Secretary of the Corporation and countersigned by the Transfer Agent and will be deposited upon issuance with the Transfer Agent as custodian for DTC and registered in the name of DTC or its nominee and will bear the following legend:

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NISOURCE INC. OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO ON THE REVERSE HEREOF.

(B) The Series A Perpetual Preferred Stock will be initially issued pursuant to an exemption or exemptions from or in transactions not subject to the registration requirements of the Securities Act.

(1) Beneficial interests in the Series A Perpetual Preferred Stock offered and sold to QIBs in reliance upon Rule 144A under the Securities Act shall be represented by one or more separate Global Securities in registered form without interest coupons (each, a “Rule 144A Global Security”). Each Rule 144A Global Security shall bear the non-registration legend in substantially the following form (the “Rule 144A Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NISOURCE INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND NISOURCE INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(2) Beneficial interests in the Series A Perpetual Preferred Stock offered and sold to purchasers outside of the United States pursuant to Regulation S under the Securities Act shall be represented by one or more separate Global Securities in registered form without interest coupons (each, a “Regulation S Global Security”) and shall bear the Regulation S legend in substantially the following form (the “Regulation S Legend”):

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

(C) Except under the limited circumstances described below, shares of the Series A Perpetual Preferred Stock represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, shares of Series A Perpetual Preferred Stock in registered certificated form (“Certificated Securities”). The Global Securities described in this Section 14 may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary or its nominee. Except in limited circumstances, owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of the Series A Perpetual Preferred Stock in physical form.

(D) A Global Security representing shares of the Series A Perpetual Preferred Stock shall be exchangeable for Certificated Securities only if DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such Global Security or ceases to be a clearing agency registered under the Exchange Act and, in either case, the Corporation fails to appoint a successor depositary. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for shares of the Series A Perpetual Preferred Stock registered in such names as DTC shall direct, in accordance with its customary procedures and shall bear the applicable restrictive legend as set forth in Section 14(B) above.

(E) A Rule 144A Global Security may not be transferred except in compliance with the restrictions on transfer contained in the Rule 144A Legend and upon receipt by the Transfer Agent of a completed and executed Certificate of Transfer in the form contained in Exhibit A to the Global Security. Prior to the expiration of 40 days after the later of (1) the day on which the offering of the Series A Perpetual Preferred Stock commences and (2) the original issue date of the Series A Perpetual Preferred Stock (the “Restricted Period”), a Regulation S Global Security may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Regulation S Legend and upon receipt by the Transfer Agent of a completed and executed Certificate of Transfer in the form contained in Exhibit 1 to the Global Security.

(F) Transfers of beneficial interests between a Rule 144A Global Security and a Regulation S Global Security, and other transfers relating to beneficial interests in the Global Securities during the Restricted Period, shall only be made if (1) such exchange occurs in connection with a transfer of the Series A Perpetual Preferred Stock pursuant to Rule 144A and (2) the transferor first delivers to the Transfer Agent a written certificate in the form contained in Exhibit 1 to the Global Security. After expiration of the Restricted Period, such certification requirements will not apply to transfers of beneficial interests in a Regulation S Global Security.

Neither the Company nor the Transfer Agent shall have any liability for acts or omissions of any depositary, for any depositary records of beneficial interest, for any transactions between any depositary, any participant member of the depositary and/or any beneficial owner of any interest in any shares of the Series A Perpetual Preferred Stock, or in respect of any transfers effected by any depositary or by any participant member of any depositary or any beneficial owner of any interest in any shares of the Series A Perpetual Preferred Stock held through any such participant member of any depositary.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice President, Treasurer and Chief Risk Officer and attested by its Corporate Secretary this 8th day of June, 2018.

/s/ Shawn Anderson
Vice President, Treasurer and Chief Risk Officer

Attest:

/s/ Samuel K. Lee
Corporate Secretary

Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 11, 2018, between NiSource Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as successor trustee (the “Trustee”) under the Indenture dated as of November 14, 2000 among NiSource Finance Corp., an Indiana corporation, the Company and The Chase Manhattan Bank, as original trustee (as supplemented, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee are parties to the Indenture providing for the issuance by the Company of unsecured debentures, notes, or other evidences of indebtedness (collectively, the “Securities”) to be issued in one or more series as determined by the Company, in an unlimited principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, pursuant to Section 301 of the Indenture, the Company desires to provide for the establishment of a new series of notes to be known as the 3.650% Notes due 2023 (the “Notes”) and for the establishment of Notes for issue only in a Registered Exchange Offer (as defined herein) pursuant to the Registration Rights Agreement (as defined herein), for a like principal amount of Notes (the “Exchange Notes”), the form and substance of such Notes and Exchange Notes, provisions and conditions thereof to be as set forth in the Indenture and this Supplemental Indenture. In accordance with Section 2.9 of this Supplemental Indenture, the Company may issue an unlimited principal amount of Additional Notes;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of the Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes and Exchange Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and Exchange Notes and the terms, provisions and conditions thereof, the Company and the Trustee agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. For all purposes of this Supplemental Indenture, except as otherwise provided or unless the context requires, all references to any amount of “interest” or any other amount payable on or with respect to any of the Notes shall be deemed to include payment of any Additional Interest (as defined herein) pursuant to a Registration Rights Agreement, if applicable.

The following additional terms are hereby established for the purposes of this Supplemental Indenture and shall have the meanings set forth in this Supplemental Indenture solely for the purposes of this Supplemental Indenture:

“Additional Notes” means Notes issued under this Supplemental Indenture after the Issue Date and in compliance with Section 2.9, it being understood that any Note issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note, including any Exchange Notes issued pursuant to the Registration Rights Agreement.

“Additional Interest” means the additional interest then owing pursuant to a Registration Rights Agreement.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” shall have the meaning set forth in the recitals.

“Initial Notes” means the $350,000,000 in aggregate principal amount of the Company’s 3.650% Notes due 2023 issued under this Supplemental Indenture on the Issue Date that contains the Rule 144A Legend or the Regulation S Legend (each as defined herein), as set forth in Exhibit A attached hereto.

“Issue Date” means June 11, 2018.

“Notes” means the Initial Notes, any Exchange Notes issued in exchange therefor and any Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives of the initial purchasers listed therein.

“Securities Act” means the Securities Act of 1933, as amended.

2

ARTICLE 2

ESTABLISHMENT OF THE NOTES

Section 2.1 Establishment and Designation of the Notes. Pursuant to the terms hereof and Section 301 of the Indenture, the Company hereby establishes a series of Securities designated as the “3.650% Notes due 2023”. The Notes may be reopened in accordance with Section 2.9 hereof.

Section 2.2 Form of the Notes.

(a) The Notes shall be issued in the form of one or more Global Securities substantially in the form attached in Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Trustee’s certificate of authentication for such Notes shall be substantially in the form of Exhibit B attached hereto which is hereby incorporated in and expressly made a part of this Supplemental Indenture.

(b) The Notes shall bear such legends as set forth in Exhibit A and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Section 2.3 Minimum Denomination. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.4 Principal Amount of the Notes. The Notes shall be issued in an initial aggregate principal amount of $350,000,000.

Section 2.5 Maturity Date of the Notes; Interest Rates.

(a) The Notes will mature on June 15, 2023 (the “Maturity Date”), subject to earlier redemption at the Company’s option as set forth in Section 3.1.

(b) The Notes will bear interest at a rate of 3.650% per annum from and including June 11, 2018, payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2018. Interest payable on each interest payment date for the Notes will be paid to the persons in whose name the Notes are registered at the close of business on each June 1 and December 1 (whether or not a Business Day). If an Interest Payment Date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date. Interest on the Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Section 2.6 No Sinking Fund. No sinking fund is provided for the Notes.

Section 2.7 Paying Agent and Security Registrar. The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the Notes. The Notes shall be payable at the Corporate Trust Office of the Trustee.

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Section 2.8 Global Securities; Appointment of Depository for Global Securities.

(a) The Notes shall initially be issued in the form of one or more Global Securities as provided in Section 203 and will be deposited upon issuance with the Trustee as custodian for the Depositary (which initially shall be The Depository Trust Company (“DTC”)) and registered in the name of the Depositary or its nominee. The Notes will be initially issued pursuant to an exemption or exemptions from or in transactions not subject to the registration requirements of the Securities Act. Beneficial interests in the Notes offered and sold to QIBs in reliance upon Rule 144A under the Securities Act shall be represented by one or more separate Global Securities in registered form without interest coupons (each, a “Rule 144A Global Note”). Each Rule 144A Global Note shall bear the non-registration legend in substantially the form set forth in Exhibit A hereto (the “Rule 144A Legend”). Beneficial interests in the Notes offered and sold to purchasers outside of the United States pursuant to Regulation S under the Securities Act shall be represented by one or more separate Global Securities in registered form without interest coupons (each, a “Regulation S Global Note”) and shall bear the Regulation S legend in substantially the form set forth in Exhibit A hereto (the “Regulation S Legend”).

(b) Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in registered certificated form (“Certificated Notes”). The Global Securities described in this Article 2 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee. Except in limited circumstances, owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of the Notes in physical form.

(c) A Global Security representing the Notes shall be exchangeable for Certificated Notes only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depository or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Additionally, beneficial interests in a Global Security may be exchanged for Certificated Notes upon prior written notice given to the Trustee on behalf of DTC in accordance with the Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct, in accordance with its customary procedures and shall bear the applicable restrictive legend as set forth in Exhibit A attached hereto.

(d) A Rule 144A Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Rule 144A Legend and upon receipt by the Security Registrar of a completed and executed Certificate of Transfer in the form contained in Exhibit C attached hereto. Prior to the expiration of 40 days after the later of (1) the day on which the offering of the Notes commences and (2) the original issue date of the Notes (the “Restricted Period”), a Regulation S Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Regulation S Legend and upon receipt by the Security Registrar of a completed and executed Certificate of Transfer in the form contained in Exhibit C attached hereto.

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(e) Transfers of beneficial interests between a Rule 144A Global Note and a Regulation S Global Note, and other transfers relating to beneficial interests in the Global Securities during the Restricted Period, shall only be made if (1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (2) the transferor first delivers to the Trustee a written certificate in the form attached hereto as Exhibit C. After expiration of the Restricted Period, such certification requirements will not apply to transfers of beneficial interests in a Regulation S Global Note.

(f) Neither the Company nor the Trustee shall have any liability for acts or omissions of any Depositary, for any Depositary records of beneficial interest, for any transactions between the Depositary, any participant member of the Depositary and/or beneficial owner of any interest in any Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Notes held through any such participant member of the Depositary.

Section 2.9 Issuance of Additional Notes.

(a) After the Issue Date, the Company shall, subject to compliance with the terms of this Supplemental Indenture but without notice to or the consent of any Holders, be entitled to create and issue Additional Notes under this Supplemental Indenture, which Notes shall have identical terms as, and rank equally and ratably with, the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor, other than with respect to the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto. The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under the Indenture; provided, however, that no Additional Notes may be issued with the same CUSIP number as the Notes previously issued under this Supplemental Indenture if such Additional Notes are not fungible with such previously issued Notes for U.S. federal income tax purposes.

(b) With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee along with an Order of the Company for the authentication and delivery of such Additional Notes, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

(ii) the issue date, the initial interest accrual date, the CUSIP number and ISIN number of such Additional Notes; and

(iii) a statement that no Event of Default has occurred and is continuing with respect to any series of Initial Notes.

Section 2.10 Other Terms of the Notes. The other terms of the Notes shall be as expressly set forth herein and in Exhibit A hereto.

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ARTICLE 3

OPTIONAL REDEMPTION BY THE COMPANY

Section 3.1 Optional Redemption.

(a) At any time before May 15, 2023 (which is the date that is one month prior to maturity of the Notes (the “Par Call Date”)), the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

(b) At any time on or after the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

For purposes of the optional redemption provisions, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Note, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for them.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any Redemption Date for any Note, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 3.2 Redemption Procedures. If the Company is redeeming less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with applicable policies and procedures of DTC. Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. The Company will not know the exact Redemption Price until three Business Days before the Redemption Date. Therefore, the notice of redemption will only describe how the Redemption Price will be calculated. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto.

Section 4.2 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4.3 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONTRARY CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS OF THE LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

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Section 4.5 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.7 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.8 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NISOURCE INC.

By:	/s/ Shawn Anderson
Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

Attest:

By:	/s/ Samuel K. Lee
Name:	Samuel K. Lee
Title:	Vice President and Corporate Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

Attest:

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

Exhibit List

Exhibit A – Form of 3.650% Note Due 2023

Exhibit B – Trustee’s Certificate of Authentication

Exhibit C – Certificate of Transfer

Exhibit D – Schedule of Increases or Decreases in Global Security

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EXHIBIT A

FORM OF 3.650% NOTE DUE 2023

[DEPOSITARY LEGEND]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NISOURCE INC. OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[RULE 144A LEGEND]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NISOURCE INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NISOURCE INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[REGULATION S LEGEND]

[THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.]

Form of 3.650% Notes due 2023

No.:	$

CUSIP No.:

ISIN No.:

NiSource Inc., a Delaware corporation, promises to pay to Cede & Co, or registered assigns, the principal sum of                    Dollars on June 15, 2023.

Interest Payment Dates: June 15 and December 15 commencing December 15, 2018.

Record Dates: June 1 and December 1 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

Dated: June 11, 2018

NISOURCE INC.

By:
Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

By:
Name:	Samuel K. Lee
Title:	Vice President and Corporate Secretary

[Reverse of Note]

3.650% Notes due 2023

1.	Interest

NiSource, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above [; provided, however, that, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay Additional Interest on the principal amount of this Note after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such Additional Interest shall be payable in addition to any other interest payable from time to time with respect to this Note]1. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2018. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 2018. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal and premium at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 (whether or not a Business Day) next preceding each Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”).

3.	Paying Agent and Security Registrar

Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice to the Holders. The Company may act as Paying Agent or Security Registrar.

4.	Indenture

The Company issued the Notes under an Indenture dated as of November 14, 2000, among NiSource Finance Corp., the Company and the Trustee, as supplemented by a First Supplemental Indenture dated November 17, 2000, a Second Supplemental Indenture dated

[1]	Bracketed language to be included if the Notes is an Initial Note.

November 30, 2017 and a Third Supplemental Indenture, dated as of June 11, 2018 (the “Third Supplemental Indenture” and such indenture, as so supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the Third Supplemental Indenture (the “Act”). Capitalized terms used herein and defined in the Indenture but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Act for a statement of those terms.

The Notes are senior unsecured obligations of the Company. The Notes issued on the Issue Date will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Subsidiaries (other than Utilities) to incur additional indebtedness and create liens on assets unless the total amount of all the secured debt would not exceed 10% of Consolidated Net Tangible Assets. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

At any time before May 15, 2023 (which is the date that is one month prior to maturity of the Notes (the “Par Call Date”)), the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

At any time on or after the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

For purposes of this provision:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Note, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for them.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for any Note, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

6.	Notice of Redemption

If the Company is redeeming less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with applicable policies and procedures of DTC. Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. The Company will not know the exact Redemption Price until three Business Days before the Redemption Date. Therefore, the notice of redemption will only describe how the Redemption Price will be calculated. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

7.	Additional Notes

The Company may, without the consent of the Holders of the Notes, create and issue Additional Notes ranking equally with the Notes in all respects, including having the same CUSIP number and the same terms (except for the price to public, the issue date and the first Interest Payment Date, as applicable), so that such Additional Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period of 15 days before a selection of Notes to be redeemed.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent, for payment.

11.	Satisfaction and Discharge

Under the Indenture, the Company can terminate its obligations with respect to the Notes not previously delivered to the Trustee for cancellation when those Notes have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption. The Company may terminate its obligations with respect to the Notes by depositing with the Trustee, as funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes. In that case, the Indenture will cease to be of further effect and the Company’s obligations will be satisfied and discharged with respect to the Notes (except as to the Company’s obligations to pay all other amounts due under the Indenture and to provide certain Officers’ Certificates and Opinions of Counsel to the Trustee). At the expense of the Company, the Trustee will execute proper instruments acknowledging the satisfaction and discharge.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) certain defaults or noncompliance with provisions may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any

Holder, the Company and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person as obligor under the Indenture, or to add to the Company’s covenants or to surrender any right or power conferred on the Company under the Indenture, or to add events of default, or to secure the Notes, or to evidence or provide for the acceptance or appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one trustee, or to effect assumption by one of the Company’s Subsidiaries of the Company’s obligations under the Indenture, or to conform the Indenture to any amendment of the Trust Indenture Act.

13.	Defaults and Remedies

Under the Indenture, Events of Default include: (i) default by the Company in the payment of any interest upon any Note and the continuance of such default for 60 days; (ii) default by the Company in the payment of principal of or any premium on any Note when due at Stated Maturity, on redemption, by declaration or otherwise, and the continuance of such default for three Business Days; (iii) default by the Company in the performance of or breach of any covenant or warranty in the Indenture and continuance of such default for 90 days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 33% in principal amount of the Outstanding Notes; (iv) default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, subject to certain cure rights; or (v) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 33% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP, ISIN and Common Code Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONTRARY CONFLICT OF LAWS OR CHOICE OF LAWS PROVISIONS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Attention: Corporate Secretary

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

TRUSTEE’S CERTIFICATE

OF

AUTHENTICATION

This is one of the Notes of the series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

B-1

EXHIBIT C

CERTIFICATE OF TRANSFER

[Include the following only if the Rule 144A Legend or the Regulation S Legend is included hereon]

Re: NISOURCE INC. 3.650% NOTES DUE 2023 (the “Securities”)

This Certificate relates to $              principal amount of the Securities held in *             book-entry or *             definitive form
by                      (the “Transferor”).

The Transferor certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:*

1 ☐ to the Company or any of its Subsidiaries; or

2 ☐ pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); or

3 ☐ to a person whom the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act; or

4 ☐ pursuant to an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act; or

5 ☐ pursuant to another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company); or

6 ☐ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Company or the Trustee, prior to registering any such transfer of the Notes, reserves the right to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

*	Fill in blank or check appropriate box, as applicable.

C-1

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-2

EXHIBIT D

SCHEDULE I TO GLOBAL SECURITY

The initial amount of the Global Securities evidenced by this certificate is $_______________.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made

Date	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee or Securities Registrar

D-1

Exhibit 10.1

NISOURCE INC.

PURCHASE AGREEMENT

400,000 Shares 5.650% Series A Fixed-Rate Reset Cumulative Redeemable

Perpetual Preferred Stock, liquidation preference $1,000 per share

Purchase Agreement

June 6, 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

As Representatives of the

      several Initial Purchasers listed

      in Schedule 1 hereto

Ladies and Gentlemen:

NiSource Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), 400,000 shares of 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share (the “Preferred Stock”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Preferred Stock, as follows:

1. Offering Memorandum and Transaction Information.

The Preferred Stock will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated June 4, 2018, including the documents incorporated by reference therein as of the date hereof (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated June 6, 2018, including the documents incorporated by reference therein as of the date hereof (the “Offering Memorandum”), setting forth information concerning the Company and the Preferred Stock. The Company has also prepared a pricing term sheet, dated the date hereof, describing the terms of the Preferred Stock (the “Pricing Term Sheet”). Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Term Sheet, the other information contained in the Pricing Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Preferred Stock by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Preferred Stock were first made, which time for purposes of this Agreement is 4:55 p.m. New York City time on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): the Preliminary Offering Memorandum and the Pricing Term Sheet, each as supplemented and amended by the other written communications also listed on Annex A hereto.

Holders of the Preferred Stock (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Preferred Stock or the Exchange Shares referred to (and as defined) in the Registration Rights Agreement.

2. Purchase and Resale of the Preferred Stock.

(a) The Company agrees to issue and sell the Preferred Stock to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of shares of Preferred Stock set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to $987.50 per share. The Company will not be obligated to deliver any of the Preferred Stock except upon payment for all the Preferred Stock to be purchased as provided herein.

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(b) The Company understands that the Initial Purchasers intend to offer the Preferred Stock for resale on the terms set forth in the Pricing Disclosure Package. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Preferred Stock as part of their initial offering except:

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”), and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Preferred Stock is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(c) and 6(d), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto).

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Preferred Stock to or through any affiliate of an Initial Purchaser that is a QIB and that any such affiliate may offer and sell Preferred Stock purchased by it to or through any Initial Purchaser.

(e) Payment for and delivery of the Preferred Stock will be made at the offices of Hunton Andrews Kurth LLP at 10:00 A.M., New York City time, on June 11, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

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(f) Payment for the Preferred Stock shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery of the Preferred Stock to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers. On the Closing Date, the shares of Preferred Stock will be delivered to the Representatives in global form, as specified by the Representatives, with any transfer taxes payable in connection with the sale of the Preferred Stock duly paid by the Company.

(g) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Preferred Stock contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Pricing Disclosure Package and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Pricing Disclosure Package, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Preferred Stock and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Preferred Stock (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially

4

in the form of Annex B hereto, which constitute part of the Pricing Disclosure Package, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum, when filed with the Commission, complied in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Preliminary Offering Memorandum and any Issuer Written Communication, none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the Offering Memorandum as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Organization and Good Standing. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(e) Significant Subsidiaries. Each significant subsidiary (within the meaning of Rule 1-02(w) of Regulation S-X of the Commission) of the Company (each direct and indirect significant subsidiary of the Company being hereinafter referred to as a “Significant Subsidiary” and all such direct and indirect significant subsidiaries of the Company being hereinafter referred to collectively as the “Significant Subsidiaries”) has been duly incorporated or duly formed and is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability, and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and each Significant

5

Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable; and except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, all of the capital stock or other equity interests of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(f) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents (as defined below) in connection with the issuance and sale of the Preferred Stock by the Company, except (i) with respect to the Exchange Shares under the Securities Act and (ii) such as may be required under the Federal Power Act, and under state securities laws.

(g) The Preferred Stock. The Preferred Stock, including the certificate of designations creating the Preferred Stock (the “Certificate of Designations”), has been duly authorized by the Company and, when the Preferred Stock has been delivered and paid for in accordance with this Agreement on the Closing Date, the Preferred Stock will be validly issued, fully paid and nonassessable, and the Preferred Stock and the Certificate of Designations will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; the stockholders of the Company have no statutory preemptive rights with respect to the Preferred Stock; and all other outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

(h) The Exchange Shares. On the Closing Date, the Exchange Shares will have been duly authorized by the Company and, when the Exchange Shares have been delivered and paid for in accordance with the Registration Rights Agreement, will be validly issued, fully paid and nonassessable; the Exchange Shares will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and the stockholders of the Company have no statutory preemptive rights with respect to the Exchange Shares.

(i) Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by it for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) No Violation or Default. The execution, delivery and performance of the this Agreement, the Registration Rights Agreement, the Certificate of Designations, the issuance and sale of the Preferred Stock and the issuance and sale of the Exchange Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and

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provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any subsidiary of the Company (each direct and indirect subsidiary of the Company being hereinafter referred to as a “Subsidiary” and all such direct and indirect subsidiaries of the Company being hereinafter referred to collectively as the “Subsidiaries”), (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, except in the case of clauses (ii) and (iii) where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (“Material Adverse Effect”) and would not materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which would otherwise be material in the context of the sale of the Preferred Stock; and the Company has full power and authority to authorize, issue and sell the Preferred Stock as contemplated by this Agreement.

(k) Purchase Agreement, Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company; and, when duly executed and delivered in accordance with their terms by each of the parties thereto, this Agreement and the Registration Rights Agreement each will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy; and each of this Agreement and the Registration Rights Agreement will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and Offering Memorandum.

(l) Title to Real and Personal Property. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect.

(m) Licenses and Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

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(n) Material Contingent Liability. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any Significant Subsidiary has any material contingent liability.

(o) Legal Proceedings. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to affect materially and adversely the ability of the Company to perform its obligations under the Transaction Documents or which are otherwise material in the context of the sale of the Preferred Stock; and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.

(p) Financial Statements. The financial statements of the Company included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly the financial position of the entity presented and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with all other financial statements presented for such entity; any schedules included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as defined above) taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Preferred Stock and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

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(s) Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) No Conflicts with Sanctions Laws. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Preferred Stock hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or its Subsidiaries conducts business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-

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Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened.

(x) Rule 144A Eligibility. On the Closing Date, the Preferred Stock will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Preferred Stock, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(y) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Preferred Stock in a manner that would require registration of the Preferred Stock under the Securities Act.

(z) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(aa) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Preferred Stock to the Initial Purchasers and the offer, resale and delivery of the Preferred Stock by the Initial Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Preferred Stock under the Securities Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

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(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum or, prior to the Closing Date, filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d) Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure will comply with law.

(e) Ongoing Compliance. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Representatives such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum (including such documents to be incorporated by reference) as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Offering Memorandum will comply with law. Neither the Representatives’ consent to, nor the Initial Purchasers’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(f) Blue Sky Compliance. The Company will arrange for the qualification of the Preferred Stock for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that, in connection with such qualification, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

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(g) Fees and Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Preferred Stock for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, any fees associated with filing of the Certificate of Designations with the Secretary of State of the State of Delaware, any fees charged by investment rating agencies for the rating of the Preferred Stock, any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with, any review by the Financial Industry Regulatory Authority, Inc. of the Preferred Stock, the fees and expenses of the transfer agent and registrar and any paying agent (including related fees and expenses of any counsel to such parties), any fees and expenses incurred in connection with the listing of the Preferred Stock on The New York Stock Exchange (“Stock Exchange”) and any travel expenses of its officers and employees and any other expenses incurred by it in connection with attending or hosting meetings with prospective purchasers of Preferred Stock.

(h) Clear Market. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities having a maturity of more than one year from the date of issue or any series of preferred stock issued by the Company (other than the senior notes of the Company to be issued concurrently with the Preferred Stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, for a period beginning at the time of execution of this Agreement and ending 90 days after the Closing Date, except as required by (i) the Registration Rights Agreement and (ii) the registration rights agreement relating to the senior notes of the Company to be issued concurrently with the Preferred Stock.

(i) Supplying Information. While the shares of Preferred Stock issued hereunder remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Preferred Stock and prospective purchasers of the Preferred Stock designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) DTC. The Company will assist the Initial Purchasers in arranging for the Preferred Stock to be eligible for clearance and settlement through DTC.

(k) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the shares of Preferred Stock that have been acquired by any of them, except for Preferred Stock purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

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(l) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Preferred Stock in a manner that would require registration of the Preferred Stock under the Securities Act.

(m) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Preferred Stock other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Annex A, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Preferred Stock and/or other information that was included in the Pricing Disclosure Package or the Offering Memorandum (including through incorporation by reference).

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Preferred Stock on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Comfort Letters. On the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations of the Commission thereunder and stating to the effect that:

(i) in their opinion the financial statements and financial statement schedules audited by them and incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations of the Commission thereunder;

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(ii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AS 4105, Interim Financial Information on any unaudited financial statements incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum.

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

A. any material modifications should be made to such unaudited financial statements incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum for them to be in conformity with generally accepted accounting principles;

B. if any unaudited “capsule” information is contained in the Preliminary Offering Memorandum and Offering Memorandum, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

C. at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum; or

D. for the period from the closing date of the latest income statement incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated gross revenues, operating income or net income; except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Preliminary Offering Memorandum and Offering Memorandum disclose have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Offering Memorandum and Offering Memorandum (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general

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accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Preliminary Offering Memorandum and Offering Memorandum shall be deemed included in the Preliminary Offering Memorandum and Offering Memorandum for purposes of this subsection.

(b) No Material Adverse Change. Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the issuance and sale of and payment for the Preferred Stock; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Initial Purchasers including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Preferred Stock, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers, including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the issuance and sale of and payment for the Preferred Stock.

(c) Opinion and 10b-5 Statement of Counsel for the Company. (x) The Representatives shall have received an opinion, dated the Closing Date, of Schiff Hardin LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Indiana;

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(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

(iv) The execution and filing of the Certificate of Designations have been duly authorized by the Company, and the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Delaware. The Preferred Stock has been duly authorized and when delivered to and paid for by the Initial Purchasers in accordance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, and, when so delivered and sold, and the Preferred Stock and the Certificate of Designations will conform, as to legal matters, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and the stockholders of the Company have no statutory preemptive rights with respect to the Preferred Stock.

(v) The Exchange Shares have been duly authorized by the Company and, when issued and delivered in exchange for the Preferred Stock in accordance with the Registration Rights Agreement, will be validly issued, fully paid and nonassessable; the Exchange Shares will conform, as to legal matters, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and the stockholders of the Company will have no statutory preemptive rights with respect to the Exchange Shares;

(vi) Neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under the Transaction Documents requires any consent or approval of any nature from or filing with any governmental authority of the State of Indiana or the United States of America, nor is any such consent, approval or filing required by the Delaware General Corporation Law, except for filings required under the Securities Act or the Exchange Act;

(vii) The Company is not and, after giving effect to the offering and sale of the Preferred Stock and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940;

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(viii) Each of the Significant Subsidiaries has been duly incorporated or formed and is a corporation or limited liability company validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and Offering Memorandum; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation or limited liability company in good standing in each of the jurisdictions set forth opposite the name of such Significant Subsidiary on a schedule attached to the opinion;

(ix) To the knowledge of such counsel, based in part upon a review of the stock register of Northern Indiana Public Service Company LLC (“NIPSCO”), all of the issued and outstanding equity interests of NIPSCO are owned by the Company, directly or through subsidiaries. There is no perfected lien upon the outstanding equity interests of NIPSCO and, to the knowledge of such counsel, there is no other lien, security interest, charge or encumbrance upon the equity interests of NIPSCO;

(x) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Certificate of Designations do not, and the performance by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Certificate of Designations, including the issuance and sale of the Preferred Stock, will not, (i) violate the certificate of incorporation or by-laws of the Company, (ii) violate any law, rule or regulation applicable to the Company and generally applicable to transactions of the type contemplated by this Agreement undertaken by issuers engaged in businesses similar to the businesses of the Company, (iii) violate any judgment, injunction, order or decree identified by an officer of the Company as material to the Company and the Subsidiaries taken as a whole (which judgments, injunctions, orders and decrees, if any, shall be set forth in a certificate attached to the opinion), or (iv) breach or result in a default under any indenture, mortgage, instrument or agreement which is filed as an exhibit to or filed as an exhibit through incorporation by reference to either the Company’s Annual Report on Form 10-K for the year ended on the December 31 preceding the date of delivery of such opinion or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed subsequent to the date of such Form 10-K and prior to the Closing Date;

(xi) The descriptions in the Pricing Disclosure Package and the Offering Memorandum of any statutes, contracts and documents, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any statutes, regulations, contracts or other documents that are required to be described in the Pricing Disclosure Package and the Offering Memorandum that are not so described;

(xii) Assuming the accuracy of the representations and warranties made by, and the due performance and compliance with the agreements and undertakings by, the Company and the Initial Purchasers as set forth in this Agreement, no registration of the Preferred Stock under the Securities Act is required for the offer and sale of the Preferred Stock by the Company to the Initial Purchasers and the resale of the Preferred Stock by the Initial Purchasers outside of the United States and by the Initial Purchasers to QIBs in the United

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States, each in the manner contemplated by Section 2(b) of this Agreement, the Pricing Disclosure Package and the Offering Memorandum (it being understood that such counsel expresses no opinion as to any subsequent reoffer or resale of the Preferred Stock subsequent to the resale by the Initial Purchasers);

(xiii) No facts have come to their attention that have led them to believe that the Preliminary Offering Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, that the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum, as of its date and as amended or supplemented as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto; and

(xiv) The statements made in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law or legal conclusions with respect thereto, have been reviewed by such counsel and are accurate and complete in all material respects.

(y) The Representatives shall have received an opinion, dated the Closing Date, of internal counsel for the Company, to the effect that:

(i) The descriptions in the Preliminary Offering Memorandum, the Pricing Disclosure Package, and the Offering Memorandum of any legal and governmental proceedings, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and are not so described; and

(ii) To the knowledge of such counsel, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending or threatened actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which could be reasonably be expected to have a Material Adverse Effect.

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(d) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received from Hunton Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Preferred Stock and Exchange Shares, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Offering Memorandum.

(f) Bring Down Comfort Letter. The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(g) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(h) DTC. The Preferred Stock shall be eligible for clearance and settlement through DTC.

(i) Certificate of Designations. The Certificate of Designations shall have been filed on or before the Closing Date with the Secretary of State of the State of Delaware.

The Company agrees to furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers under this Agreement.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company will indemnify and hold harmless each of the Initial Purchasers, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar

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as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided , however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information: the third sentence of the fourth paragraph and the entire ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Initial Purchaser Information”).

(b) Indemnification of the Company. Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchaser Information.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified

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party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution and Limitation on Liability. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Preferred Stock purchased by it and distributed exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

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(e) Non-Exclusive Remedies. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company named in the Offering Memorandum and to each person, if any, who controls the Company within the meaning of the Act.

8. Defaulting Initial Purchaser. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Preferred Stock under this Agreement and the aggregate number of shares of Preferred Stock that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total number of shares of Preferred Stock, the Representatives may make arrangements satisfactory to the Company for the purchase of such Preferred Stock by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the shares of Preferred Stock that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate number of shares of Preferred Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of Preferred Stock and arrangements satisfactory to the Representatives and the Company for the purchase of such Preferred Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default. The respective commitments of the several Initial Purchasers for the purposes of this Section shall be determined without regard to reduction in the respective Initial Purchasers’ obligations to purchase the number of shares of Preferred Stock set forth opposite their names in this Agreement.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Preferred Stock. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Preferred Stock by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the respective obligations of the Company and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Preferred Stock by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Preferred Stock.

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10. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Company and such Initial Purchasers as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Miscellaneous.

(a) Authority of the Representatives. The Representatives will act for the several Initial Purchasers in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD, Fax No.: 212-325-4296; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Investment Grade Syndicate Desk – 3rd Floor, Fax No.: 212-834-6081; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Fax No.: 212-507-8999; and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Fax No.: 646-434-3455, Attention: Capital Markets Group. Notices to the Company will be mailed, delivered or telegraphed and confirmed to it at 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Shawn Anderson, with a copy to Robert J. Minkus, Schiff Hardin LLP, 233 South Wacker Drive, Suite 7100, Chicago, Illinois 60606.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regards to principles of conflicts of law.

(d) Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NISOURCE INC.

By:	/s/ Shawn Anderson
Name: Shawn Anderson
Title: Vice President, Treasurer and Chief Risk Officer

Accepted: As of the date first written above

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nevin Bhatia
Name:	Nevin Bhatia
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

As Representatives of the Initial Purchasers

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Schedule 1

Initial Purchaser	Number of Shares
Credit Suisse Securities (USA) LLC	70,000
J.P. Morgan Securities LLC	70,000
Morgan Stanley & Co. LLC	70,000
MUFG Securities Americas Inc.	70,000
Barclays Capital Inc.	32,000
Citigroup Global Markets Inc.	32,000
Wells Fargo Securities, LLC	32,000
KeyBanc Capital Markets Inc.	12,000
U.S. Bancorp Investments, Inc.	12,000
Total	400,000

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ANNEX A

Pricing Disclosure Package

1. Preliminary Offering Memorandum dated June 4, 2018

2. Pricing term sheet containing the terms of the Preferred Stock, substantially in the form of Annex B.

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ANNEX B

NiSource Inc.

400,000 Shares of 5.650% Series A Fixed-Rate Reset

Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share

PRICING TERM SHEET

(To Preliminary Offering Memorandum dated June 4, 2018)

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum dated June 4, 2018 (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.

The Series A Preferred Stock (as defined herein) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Series A Preferred Stock may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the Series A Preferred Stock is being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	NiSource Inc. (the “Issuer”)

Security:	5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”)

Liquidation Preference:	$1,000 per share plus accumulated and unpaid dividends

Ratings (Moody’s; S&P; Fitch)*:	[Omitted]

Size:	400,000 shares (representing an aggregate liquidation preference of $400,000,000)

Offering Price:	$1,000 per share

Maturity:	Perpetual (unless redeemed by the Issuer on June 15, 2023 (the “First Call Date”) or a subsequent Reset Date, or in connection with a Ratings Event).

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Dividend Payment Dates:	Semi-annually in arrears on the 15th day of June and December of each year, commencing on December 15, 2018.

Dividend Rate (Cumulative):

Prior to the First Call Date, 5.650% per annum of the $1,000 liquidation preference per share.

On or after the First Call Date, will accumulate for each Reset Period at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate plus (i) in respect of each Reset Period commencing on or after the First Call Date but before June 15, 2043 (the “Step-up Date”), a spread of 2.843% (the “Initial Margin”); and (ii) in respect of each Reset Period commencing on or after the Step-up Date, the Initial Margin plus 1.000%.

Optional Redemption Upon a Ratings Event:	At any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a ratings event, the Issuer may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price in cash per share equal to $1,020 (102% of the liquidation preference of $1,000 per share) plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared.

Optional Redemption on the First Call Date or any Subsequent Reset Date:	On the First Call Date or any subsequent Reset Date, at its option, the Issuer may redeem the Series A Preferred Stock, in whole or in part, by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared.

Format:	Rule 144A/Reg. S with registration rights

Transaction Date:	June 6, 2018

Expected Settlement Date:	June 11, 2018 (T+3)

Listing:	The Series A Preferred Stock will not be listed for trading on any stock exchange.

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CUSIP/ISIN (Rule 144A):	65473P AC9 /US65473PAC95
CUSIP/ISIN (Reg. S):	U65483 AA4/ USU65483AA42

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Barclays Capital Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Co-Managers:	KeyBanc Capital Markets Inc.
U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Each of the terms “Five-year U.S. Treasury Rate,” “Ratings Event,” “Reset Date” and “Reset Period” has the meaning ascribed to it in the Preliminary Offering Memorandum.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Series A Preferred Stock or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities and outside the United States solely to Non-U.S. persons as defined under Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Preferred Stock outside the United States:

(a) Each Initial Purchaser acknowledges that the Preferred Stock has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Preferred Stock, and will offer and sell the Preferred Stock, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Preferred Stock and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Preferred Stock, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Preferred Stock sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Preferred Stock from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The shares of Preferred Stock covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Preferred Stock and the date of original issuance of the Preferred Stock, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Preferred Stock, except with its affiliates or with the prior written consent of the Company. Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

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(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Preferred Stock, or possession or distribution of the Pricing Disclosure Package, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Preferred Stock, in any country or jurisdiction where action for that purpose is required.

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EXHIBIT A

Form of Registration Rights Agreement

[Filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on June 12, 2018.]

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Exhibit 10.2

NISOURCE INC.

PURCHASE AGREEMENT

$350,000,000

3.650% Senior Notes due 2023

Purchase Agreement

June 6, 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

As Representatives of the

      several Initial Purchasers listed

      in Schedule 1 hereto

Ladies and Gentlemen:

NiSource Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $350,000,000 principal amount of its 3.650% Senior Notes due 2023 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of November 14, 2000, among NiSource Finance Corp., an Indiana corporation, the Company and The Chase Manhattan Bank, as original trustee (“Original Trustee”), as supplemented by a First Supplemental Indenture dated as of November 14, 2000, among NiSource Finance Corp., an Indiana corporation, the Company and the Original Trustee, a Second Supplemental Indenture, dated as of November 30, 2017, and to be further supplemented by a Third Supplemental Indenture, to be dated as of June 11, 2018, between the Company and The Bank of New York Mellon, as successor trustee (the “Trustee”) (as supplemented, the “Indenture”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Offering Memorandum and Transaction Information.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated June 6, 2018, including the documents incorporated by reference therein as of the date hereof (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated June 6, 2018, including the documents incorporated by reference therein as of the date hereof (the “Offering Memorandum”), setting forth information concerning the Company and the Securities. The Company has also prepared a pricing term sheet, dated the date hereof, describing the terms of the Securities (the “Pricing Term Sheet”). Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Term Sheet, the other information contained in the Pricing Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made, which time for purposes of this Agreement is 4:55 p.m. New York City time on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): the Preliminary Offering Memorandum and the Pricing Term Sheet, each as supplemented and amended by the other written communications also listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

2. Purchase and Resale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.254% of the principal amount thereof plus accrued interest, if any, from the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Pricing Disclosure Package. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”), and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(c) and 6(d), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto).

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser that is a QIB and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) Payment for and delivery of the Securities will be made at the offices of Hunton Andrews Kurth LLP at 10:00 A.M., New York City time, on June 11, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(f) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(g) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Pricing Disclosure Package and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Pricing Disclosure Package, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Pricing Disclosure Package, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum, when filed with the Commission, complied in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Preliminary Offering Memorandum and any Issuer Written Communication, none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the Offering Memorandum as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Organization and Good Standing. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(e) Significant Subsidiaries. Each significant subsidiary (within the meaning of Rule 1-02(w) of Regulation S-X of the Commission) of the Company (each direct and indirect significant subsidiary of the Company being hereinafter referred to as a “Significant Subsidiary” and all such direct and indirect significant subsidiaries of the Company being hereinafter referred to collectively as the “Significant Subsidiaries”) has been duly incorporated or duly formed and is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability, and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable; and except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, all of the capital stock or other equity interests of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(f) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the issuance and sale of the Securities by the Company, except (i) with respect to the Exchange Securities under the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as contemplated by the Registration Rights Agreement, (ii) such as may be required under the Federal Power Act and (iii) under state securities laws.

(g) The Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and conforms in all respects to the applicable requirements of the Trust Indenture Act; the Securities have been duly authorized, and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Securities will have been duly executed, authenticated, issued and delivered and will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum, and the Indenture and the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and the Indenture will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(h) The Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and the Exchange Securities will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(i) Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement, the Securities, the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by it for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) No Violation or Default. The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement and the issuance and sale of the Securities, and the issuance and sale of the Exchange Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any subsidiary of the Company (each direct and indirect subsidiary of the Company being hereinafter referred to as a “Subsidiary” and all such direct and indirect subsidiaries of the Company being hereinafter referred to collectively as the “Subsidiaries”), (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, except in the case of clauses (ii) and (iii) where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (“Material Adverse Effect”) and would not materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which would otherwise be material in the context of the sale of the Securities; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(k) Purchase Agreement and Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company; and, when duly executed and delivered in accordance with its terms by each of the parties thereto, this Agreement and the Registration Rights Agreement each will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy; and each of this Agreement and the Registration Rights Agreement will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and Offering Memorandum.

(l) Title to Real and Personal Property. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect.

(m) Licenses and Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(n) Material Contingent Liability. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any Significant Subsidiary has any material contingent liability.

(o) Legal Proceedings. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to affect materially and adversely the ability of the Company to perform its obligations under the Transaction Documents or which are otherwise material in the context of the sale of the Securities; and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.

(p) Financial Statements. The financial statements of the Company included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly the financial position of the entity presented and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with all other financial statements presented for such entity; any schedules included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as defined above) taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) No Conflicts with Sanctions Laws. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or its Subsidiaries conducts business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened.

(x) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(y) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(z) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(aa) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum or, prior to the Closing Date, filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d) Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure will comply with law.

(e) Ongoing Compliance. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Offering

Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Representatives such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum (including such documents to be incorporated by reference) as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Offering Memorandum will comply with law. Neither the Representatives’ consent to, nor the Initial Purchasers’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(f) Blue Sky Compliance. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that, in connection with such qualification, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

(g) Fees and Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Securities, any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with, any review by the Financial Industry Regulatory Authority, Inc. of the Securities, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), any fees and expenses incurred in connection with the listing of the Securities on The New York Stock Exchange (“Stock Exchange”) and any travel expenses of its officers and employees and any other expenses incurred by it in connection with attending or hosting meetings with prospective purchasers of Securities.

(h) Clear Market. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities having a maturity of more than one year from the date of issue or any series of preferred stock issued by the Company (other than the perpetual preferred stock of the Company to be issued concurrently with the Securities), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, for a period beginning at the time of execution of this Agreement and ending 90 days after the Closing Date, except as required by (i) the Registration Rights Agreement and (ii) the Registration Rights Agreement relating to the perpetual preferred stock of the Company to be issued concurrently with the Securities.

(i) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(l) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Annex A, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Pricing Disclosure Package or the Offering Memorandum (including through incorporation by reference).

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Comfort Letters. On the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations of the Commission thereunder and stating to the effect that:

(i) in their opinion the financial statements and financial statement schedules audited by them and incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations of the Commission thereunder;

(ii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AS 4105, Interim Financial Information on any unaudited financial statements incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum.

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

A. any material modifications should be made to such unaudited financial statements incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum for them to be in conformity with generally accepted accounting principles;

B. if any unaudited “capsule” information is contained in the Preliminary Offering Memorandum and Offering Memorandum, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

C. at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum; or

D. for the period from the closing date of the latest income statement incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated gross revenues, operating income or net income; except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Preliminary Offering Memorandum and Offering Memorandum disclose have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Offering Memorandum and Offering Memorandum (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Preliminary Offering Memorandum and Offering Memorandum shall be deemed included in the Preliminary Offering Memorandum and Offering Memorandum for purposes of this subsection.

(b) No Material Adverse Change. Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the issuance and sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Initial Purchasers including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers, including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the issuance and sale of and payment for the Securities.

(c) Opinion and 10b-5 Statement of Counsel for the Company. (x) The Representatives shall have received an opinion, dated the Closing Date, of Schiff Hardin LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Indiana;

(ii) This Agreement has been duly authorized, executed and delivered by the Company.

(iii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

(iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities have been duly authorized and duly executed and, when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the provisions of this Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture and the Securities will conform, as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum;

(v) The Exchange Securities have been duly authorized by the Company and, when duly executed and delivered by the Company as contemplated by the Registration Rights Agreement and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for the Securities in accordance with the Registration Rights Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Exchange Securities will conform, as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum;

(vi) Neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under the Transaction Documents requires any consent or approval of any nature from or filing with any governmental authority of the State of Indiana or the United States of America, nor is any such consent, approval or filing required by the Delaware General Corporation Law, except for filings required under the Securities Act or the Exchange Act;

(vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940;

(viii) Each of the Significant Subsidiaries has been duly incorporated or formed and is a corporation or limited liability company validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and Offering Memorandum; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation or limited liability company in good standing in each of the jurisdictions set forth opposite the name of such Significant Subsidiary on a schedule attached to the opinion;

(ix) To the knowledge of such counsel, based in part upon a review of the stock register of Northern Indiana Public Service Company LLC (“NIPSCO”), all of the issued and outstanding equity interests of NIPSCO are owned by the Company, directly or through subsidiaries. There is no perfected lien upon the outstanding equity interests of NIPSCO and, to the knowledge of such counsel, there is no other lien, security interest, charge or encumbrance upon the equity interests of NIPSCO;

(x) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement do not, and the performance by the Company of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including the issuance and sale of the Securities, will not, (i) violate the certificate of incorporation or by-laws of the Company, (ii) violate any law, rule or regulation applicable to the Company and generally applicable to transactions of the type contemplated by this Agreement undertaken by issuers engaged in businesses similar to the businesses of the Company, (iii) violate any judgment, injunction, order or decree identified by an officer of the Company as material to the Company and the Subsidiaries taken as a whole (which judgments, injunctions, orders and decrees, if any, shall be set forth in a certificate attached to the opinion), or (iv) breach or result in a default under any indenture, mortgage, instrument or agreement which is filed as an exhibit to or filed as an exhibit through incorporation by reference to either the Company’s Annual Report on Form 10-K for the year ended on the December 31 preceding the date of delivery of such opinion or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed subsequent to the date of such Form 10-K and prior to the Closing Date;

(xi) The descriptions in the Pricing Disclosure Package and the Offering Memorandum of any statutes, contracts and documents, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any statutes, regulations, contracts or other documents that are required to be described in the Pricing Disclosure Package and the Offering Memorandum that are not so described;

(xii) Assuming the accuracy of the representations and warranties made by, and the due performance and compliance with the agreements and undertakings by, the Company and the Initial Purchasers as set forth in this Agreement, no registration of the Securities under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Securities by the Company to the Initial Purchasers, and the resale of the Securities by the Initial Purchasers outside of the United States and by the Initial Purchasers to QIBs in the United States, each in the manner contemplated by Section 2(b) of this Agreement, the Pricing Disclosure Package and the Offering Memorandum (it being understood that such counsel expresses no opinion as to any subsequent reoffer or resale of the Securities subsequent to the resale by the Initial Purchasers);

(xiii) No facts have come to their attention that have led them to believe that the Preliminary Offering Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, that the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum, as of its date and as amended or supplemented as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto; and

(xiv) The statements made in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law or legal conclusions with respect thereto, have been reviewed by such counsel and are accurate and complete in all material respects.

(y) The Representatives shall have received an opinion, dated the Closing Date, of internal counsel for the Company, to the effect that:

(i) The descriptions in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum of any legal and governmental proceedings, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and are not so described; and

(ii) To the knowledge of such counsel, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending or threatened actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which could be reasonably be expected to have a Material Adverse Effect.

(d) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received from Hunton Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities and Exchange Securities, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Offering Memorandum.

(f) Bring Down Comfort Letter. The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(g) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(h) DTC. The Securities shall be eligible for clearance and settlement through DTC.

The Company agrees to furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers under this Agreement.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company will indemnify and hold harmless each of the Initial Purchasers, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided , however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information: the third sentence of the fourth paragraph and the entire ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Initial Purchaser Information”).

(b) Indemnification of the Company. Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchaser Information.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution and Limitation on Liability. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and distributed by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) Non-Exclusive Remedies. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company named in the Offering Memorandum and to each person, if any, who controls the Company within the meaning of the Act.

8. Defaulting Initial Purchaser. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Securities under this Agreement and the aggregate principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default. The respective commitments of the several Initial Purchasers for the purposes of this Section shall be determined without regard to reduction in the respective Initial Purchasers’ obligations to purchase the principal amounts of the Securities set forth opposite their names in this Agreement.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the respective obligations of the Company and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

10. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Company and such Initial Purchasers as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Miscellaneous.

(a) Authority of the Representatives. The Representatives will act for the several Initial Purchasers in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD, Fax No.: 212-325-4296; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Investment Grade Syndicate Desk – 3rd Floor, Fax No.: 212-834-6081; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Fax No.: 212-507-8999; and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Fax No.: 646-434-3455, Attention: Capital Markets Group. Notices to the Company will be mailed, delivered or telegraphed and confirmed to it at 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Shawn Anderson, with a copy to Robert J. Minkus, Schiff Hardin LLP, 233 South Wacker Drive, Suite 7100, Chicago, Illinois 60606.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regards to principles of conflicts of law.

(d) Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NISOURCE INC.

By:	/s/ Shawn Anderson
Name: Shawn Anderson
Title: Vice President, Treasurer and Chief Risk Officer

Accepted: As of the date first written above

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nevin Bhatia
Name:	Nevin Bhatia
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

As Representatives of the Initial Purchasers

Schedule 1

Initial Purchaser	Principal Amount
Credit Suisse Securities (USA) LLC	$61,250,000
J.P. Morgan Securities LLC	61,250,000
Morgan Stanley & Co. LLC	61,250,000
MUFG Securities Americas Inc.	61,250,000
Barclays Capital Inc.	28,000,000
Citigroup Global Markets Inc.	28,000,000
Wells Fargo Securities, LLC	28,000,000
KeyBanc Capital Markets Inc.	10,500,000
U.S. Bancorp Investments, Inc.	10,500,000
Total	$350,000,000

ANNEX A

Pricing Disclosure Package

1.	Preliminary Offering Memorandum dated June 6, 2018

2.	Pricing term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

NISOURCE INC.

$350,000,000 3.650% Notes due 2023

PRICING TERM SHEET

(To Preliminary Offering Memorandum dated June 6, 2018)

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	NiSource Inc.

Security:	3.650% Notes due 2023 (the “Notes”)

Ratings (Moody’s; S&P; Fitch)*:	[Omitted]

Size:	$350,000,000

Offering Price:	99.854% of the principal amount

Maturity Date:	June 15, 2023

Benchmark Treasury:	2.750% due May 31, 2023

Benchmark Treasury Price/Yield:	99-23+/ 2.807%

Spread to Benchmark Treasury:	T+87.5 basis points

Yield to Maturity:	3.682%

Optional Redemption Terms:

Make-whole call at any time prior to May 15, 2023 (the par call date) at 15 basis points spread over Treasury Benchmark (calculated to the par call date).

Callable on or after the par call date at par.

Coupon:	3.650%

Interest Payment Dates:	June 15 and December 15 of each year, beginning December 15, 2018

Initial Interest Accrual Date:	June 11, 2018

Format:	Rule 144A/Reg. S with registration rights

Transaction Date:	June 6, 2018

Expected Settlement Date:	June 11, 2018 (T+3)

CUSIP/ISIN (Rule 144A):	65473PAD7/ US65473PAD78

CUSIP/ISIN (Reg. S):	U65483AB2/ USU65483AB25

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Barclays Capital Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Co-Managers:	KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act and outside the United States solely to Non-U.S. persons as defined under Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Pricing Disclosure Package, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

EXHIBIT A

Form of Registration Rights Agreement

[Filed as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on June 12, 2018.]

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated June 11, 2018 (this “Agreement”) is entered into by and among NiSource Inc., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives (the “Representatives”) of the several initial purchasers named in Schedule I to the Purchase Agreement (as defined below) (the “Initial Purchasers”).

The Company and the Initial Purchasers are parties to the Purchase Agreement dated June 6, 2018 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of 400,000 Shares 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share (the “Preferred Stock”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean June 11, 2018.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Shares for Registrable Shares pursuant to
Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Shares” shall mean shares of preferred stock issued by the Company containing terms identical to the shares of Preferred Stock (except that (i) dividends thereon shall accumulate from the last date on which a dividend was paid on such shares of Preferred Stock, or if no such dividend has been paid, from the Closing Date and (ii) the Exchange Shares will not be subject to restrictions on transfer or entitled to payment of additional dividends for failure to comply with this Agreement) and to be offered to Holders of Preferred Stock in exchange for Preferred Stock pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Preferred Stock or the Exchange Shares.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Shares, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Shares; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the outstanding Registrable Shares; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, any Registrable Shares owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional shares of Preferred Stock prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional shares of Preferred Stock and the Registrable Shares to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Shares has been obtained.

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“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Ordinary Course Filings” shall mean any filing by the Company under the Exchange Act that does not relate to the terms of the Preferred Stock, the terms of the Exchange Offer or the plan of distribution set forth in any Shelf Registration Statement.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Shares that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the preamble.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Shares” shall mean shares of the Preferred Stock; provided that shares of the Preferred Stock shall cease to be Registrable Shares (i) when a Registration Statement with respect to such shares of Preferred Stock has become effective under the Securities Act and such shares of Preferred Stock have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such shares of Preferred Stock cease to be outstanding or (iii), except in the case of shares of Preferred Stock held by an Initial Purchaser and that otherwise remain Registrable Shares and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after receipt of such Shelf Request, or (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and

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thereafter ceases to be effective or the Prospectus contained therein ceases to be usable (other than during a Suspension Period), in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Shares or Registrable Shares), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the Company’s performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of the transfer agent, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (vii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Shares or Registrable Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

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“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Shares (but no other securities unless approved by the holders of a majority of the Registrable Shares held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Notice” shall have the meaning set forth in Section 2(d).

“Suspension Period” shall have the meaning set forth in Section 2(d).

“Target Registration Date” shall mean 270 days after the Closing Date.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Shares are sold to an Underwriter for reoffering to the public.

2. Registration under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Shares for Exchange Shares and (y) have such Registration Statement become and remain effective for use by one or more Participating Broker-Dealers until the earlier of (i) 180 days after the last Exchange Date and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company shall commence the Exchange Offer by mailing or otherwise transmitting, in compliance with the applicable procedures of the depositary for such Registrable Shares, the related Prospectus, appropriate letters of transmittal and other accompanying documents, if any, to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Shares validly tendered and not properly withdrawn will be accepted for exchange;

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(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed or otherwise transmitted) (the “Exchange Dates”);

(iii)	that any Registrable Share not tendered will remain outstanding and continue to accumulate dividends but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Share exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Share, together with the appropriate letter of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Share, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the number of Registrable Shares delivered for exchange and a statement that such Holder is withdrawing its election to have such shares of Preferred Stock exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Shares.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Shares to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Shares in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (4) if such Holder is a broker-dealer that will receive Exchange Shares for its own account in exchange for Registrable Shares that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Shares.

As soon as practicable after the last Exchange Date, the Company shall:

(I)	accept for exchange Registrable Shares or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the transfer agent for cancellation all Registrable Shares or portions thereof so accepted for exchange by the Company and issue, and cause the transfer agent to promptly deliver to each Holder, Exchange Shares equal in number to the number of the Registrable Shares tendered by such Holder.

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The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) the Company receives a written request (a “Shelf Request”) within 30 days following the last Exchange Date from any Initial Purchaser representing that it holds Registrable Shares that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Shares by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Shares included in any Shelf Registration Statement, or be entitled to use the Prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Shares and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Shares held by the Initial Purchasers (and which were ineligible to be exchanged in the Exchange Offer) after completion of the Exchange Offer.

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the shares of Preferred Stock cease to be Registrable Shares (the “Shelf Effectiveness Period”). The Company further agrees, except during a Suspension Period, to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Shares with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

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(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Shares pursuant to the Shelf Registration Statement and the fees and expenses of any counsel or other advisors or experts retained by such Holder, other than the counsel specifically referred to in clause (vi) of the definition of Registration Expenses.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, special dividends will accumulate on the Registrable Shares (in addition to the regular cumulative dividends on such Registrable Shares) at a rate of (i) 0.25% per annum per $1,000 liquidation preference for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum per $1,000 liquidation preference with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum aggregate increase under (i) and (ii) of 1.00% per annum per $1,000 liquidation preference. A Registration Default as to any shares of Preferred Stock will end when such shares of Preferred Stock cease to be Registrable Shares or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the special dividends provided for by this paragraph shall apply as if there occurred a single Registration Default that began on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

Notwithstanding any provision in this Agreement to the contrary, the Company shall be permitted by notice to the Participating Holders (a “Suspension Notice”) to suspend the use of a Shelf Registration Statement or the related Prospectus (which, for this purpose, includes the Prospectus included in the Exchange Offer Registration Statement following the completion of the Exchange Offer) without special dividends accumulating on the Registrable Shares for a period (a “Suspension Period”) not to exceed 30 consecutive calendar days or an aggregate of 60 calendar days in any twelve-month period, if, in the Company’s good faith determination, the continued effectiveness of such Shelf Registration Statement and the use of the related Prospectus would require

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the public disclosure of material non-public information of the Company. As promptly as practicable following its good faith determination that the event causing the particular Suspension Period no longer exists, the Company shall terminate the Suspension Period and notify each Participating Holder of such termination; provided however that if special dividends are accumulating on the Registrable Shares in accordance with Section 2(d) as of the commencement of a Suspension Period, they will continue to accumulate during the Suspension Period.

3. Registration Procedures. (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Shares by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Shares or Exchange Shares;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Shares covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

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(v) use its commercially reasonable efforts to register or qualify the Registrable Shares under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Shares owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, other than with respect to Ordinary Course Filings incorporated by reference therein, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, other than with respect to Ordinary Course Filings incorporated by reference therein, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Shares cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) except during a Suspension Period of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, in the case of the Prospectus or any Free Writing Prospectus, not misleading and (6) except during a Suspension Period, of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

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(vii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, at the earliest practicable moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration, furnish or make available (including through the SEC’s website) to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery to the nominee of the depositary for the Registrable Shares of one or more global certificates representing the Registrable Shares to be sold and not bearing any restrictive legends and enable such Registrable Shares to be issued in such numbers and for the accounts of such persons as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Shares;

(x) upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, other than during a Suspension Period, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Shares, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented it to correct such misstatement or omission;

(xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or any document, other than an Ordinary Course Filing, that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating

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Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document, other than an Ordinary Course Filing, that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel shall reasonably object;

(xii) obtain a CUSIP number for all Exchange Shares or Registrable Shares, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement and not more than one law firm or accounting firm designated by the holders of a majority of the shares of Preferred Stock held by the Participating Holders and not more than one law firm accounting firm designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant as part of their due diligence investigation in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Participating Holder or Underwriter;

(xiv) in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Shares to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Shares satisfy applicable listing requirements;

(xv) in the case of a Shelf Registration, if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as promptly as practicable after the Company has received notification of the matters to be so included in such filing;

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(xvi) in the case of a Shelf Registration, with respect to an Underwritten Offering to which the Company consents (such consent not to be unreasonably withheld), enter into such customary agreements and take all such other commercially reasonable actions in connection therewith (including those requested by the Holders of a majority of the Registrable Shares covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Shares pursuant to such Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and the Underwriters of such Registrable Shares with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by the Company to underwriters in its underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Shares, covering the matters customarily covered in opinions requested in the Company’s underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Shares to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing.

(c) Each Participating Holder agrees that, upon receipt of any Suspension Notice or any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Shares pursuant to the Shelf Registration Statement until any stop order is lifted and such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof or notice of the termination of the related Suspension Period and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Shares that were current at the time of receipt of such notice.

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(d) If the Company shall give any Suspension Notice or other notice to suspend the disposition of Registrable Shares pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Shares shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

(e) The Participating Holders who desire to do so may sell such Registrable Shares in an Underwritten Offering only with the prior written consent of the Company, such consent not to be unreasonably withheld. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority of the Registrable Shares included in such offering, provided that each such Underwriter must be reasonably acceptable to the Company.

4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Shares for its own account in the Exchange Offer in exchange for shares of Preferred Stock that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Shares.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Shares, without naming the Participating Broker-Dealers or specifying the amount of Exchange Shares owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Shares for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees, upon the request of any Participating Broker-Dealer, to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Shares by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

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(c) The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless (i) each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, or information relating to any Holder furnished to the Company in writing through the Representatives, or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

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(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an

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unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Preferred Stock and the Exchange Shares, on the one hand, and by the Holders from receiving shares of Preferred Stock or Exchange Shares registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Preferred Stock or Exchange Shares sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

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(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Shares and (iv) any sale of Registrable Shares pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will not enter into, any agreement that conflicts with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Shares unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, electronic transmission or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied or electronically transmitted; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

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(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Shares in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder (excluding those agreements made in Section 5 hereof) between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

(i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NISOURCE INC.

By:	/s/ Shawn Anderson
Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

Confirmed and accepted as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nevin Bhatia
Name:	Nevin Bhatia
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

As Representatives of the several Initial Purchasers

Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated June 11, 2018 (this “Agreement”) is entered into by and among NiSource Inc., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives (the “Representatives”) of the several initial purchasers named in Schedule I to the Purchase Agreement (as defined below) (the “Initial Purchasers”).

The Company and the Initial Purchasers are parties to the Purchase Agreement dated June 6, 2018 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $350,000,000 aggregate principal amount of the Company’s 3.650% Senior Notes due 2023 (the “Securities”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean June 11, 2018.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities, or if no such interest has been paid, from the Closing Date and (ii) the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of November 14, 2000, among the Company, NiSource Finance Corp. and The Chase Manhattan Bank, as original trustee (the “Original Trustee”), as supplemented by a First Supplemental Indenture as of November 14, 2000, among the Company, NiSource Finance Corp. and the Original Trustee, a Second Supplemental Indenture, dated as of November 30, 2017, between the Company and The Bank of New York Mellon, as successor trustee (the “Trustee”) and a Third Supplemental Indenture, dated as of the date hereof, between the Company and Trustee and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the

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Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Ordinary Course Filings” shall mean any filing by the Company under the Exchange Act that does not relate to the terms of the Securities, the terms of the Exchange Offer or the plan of distribution set forth in any Shelf Registration Statement.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii), except in the case of Securities held by an Initial Purchaser and that otherwise remain Registrable Securities and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement

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required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after receipt of such Shelf Request, or (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable (other than during a Suspension Period), in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the Company’s performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

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“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Notice” shall have the meaning set forth in Section 2(d).

“Suspension Period” shall have the meaning set forth in Section 2(d).

“Target Registration Date” shall mean 270 days after the Closing Date.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become and remain effective for use by one or more Participating Broker-Dealers until the earlier of (i) 180 days after the last Exchange Date and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

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The Company shall commence the Exchange Offer by mailing or otherwise transmitting, in compliance with the applicable procedures of the depositary for such Registrable Securities, the related Prospectus, appropriate letters of transmittal and other accompanying documents, if any, to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed or otherwise transmitted) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letter of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

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As soon as practicable after the last Exchange Date, the Company shall:

(I)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) the Company receives a written request (a “Shelf Request”) within 30 days following the last Exchange Date from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or be entitled to use the Prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers (and which were ineligible to be exchanged in the Exchange Offer) after completion of the Exchange Offer.

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The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company further agrees, except during a Suspension Period, to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and the fees and expenses of any counsel or other advisors or experts retained by such Holder, other than the counsel specifically referred to in clause (vii) of the definition of Registration Expenses.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum aggregate increase under (i) and (ii) of 1.00% per annum. A Registration Default as to any Securities will end when such Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that began on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

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Notwithstanding any provision in this Agreement to the contrary, the Company shall be permitted by notice to the Participating Holders (a “Suspension Notice”) to suspend the use of a Shelf Registration Statement or the related Prospectus (which, for this purpose, includes the Prospectus included in the Exchange Offer Registration Statement following the completion of the Exchange Offer) without paying additional interest for a period (a “Suspension Period”) not to exceed 30 consecutive calendar days or an aggregate of 60 calendar days in any twelve-month period, if, in the Company’s good faith determination, the continued effectiveness of such Shelf Registration Statement and the use of the related Prospectus would require the public disclosure of material non-public information of the Company. As promptly as practicable following its good faith determination that the event causing the particular Suspension Period no longer exists, the Company shall terminate the Suspension Period and notify each Participating Holder of such termination; provided however that if the Company is required to pay additional interest in accordance with Section 2(d) as of the commencement of a Suspension Period, it will continue to be required to pay additional interest during the Suspension Period.

3. Registration Procedures. (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing

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Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, other than with respect to Ordinary Course Filings incorporated by reference therein, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, other than with respect to Ordinary Course Filings incorporated by reference therein, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) except during a Suspension Period, of the happening of any event

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during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, in the case of the Prospectus or any Free Writing Prospectus, not misleading and (6) except during a Suspension Period, of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form at the earliest practicable moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration, furnish or make available (including through the SEC’s website) to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery to the nominee of the depositary for the Registrable Securities of one or more global notes representing the Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and for the accounts of such persons (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x) upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, other than during a Suspension Period, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented it to correct such misstatement or omission;

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(xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or any document, other than an Ordinary Course Filing, that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document, other than an Ordinary Course Filing, that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object;

(xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement and not more than one law firm or accounting firm designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and not more than one law firm accounting firm designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such

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Inspector, Underwriter, attorney or accountant as part of their due diligence investigation in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Participating Holder or Underwriter;

(xv) in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) in the case of a Shelf Registration, if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as promptly as practicable after the Company has received notification of the matters to be so included in such filing;

(xvii) in the case of a Shelf Registration, with respect to an Underwritten Offering to which the Company consents (such consent not to be unreasonably withheld), enter into such customary agreements and take all such other commercially reasonable actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities pursuant to such Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and the Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by the Company to underwriters in its underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in the Company’s underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection

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with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c) Each Participating Holder agrees that, upon receipt of any Suspension Notice or any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until any stop order is lifted and such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof or notice of the termination of the related Suspension Period and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that were current at the time of receipt of such notice.

(d) If the Company shall give any Suspension Notice or other notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering only with the prior written consent of the Company, such consent not to be unreasonably withheld. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, provided that each such Underwriter must be reasonably acceptable to the Company.

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4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees, upon the request of any Participating Broker-Dealer, to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless (i) each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they

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were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, or information relating to any Holder furnished to the Company in writing through the Representatives, or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to

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retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will not enter into, any agreement that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

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(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, electronic transmission or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied or electronically transmitted; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder (excluding those agreements made in Section 5 hereof) between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

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(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

(i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NISOURCE INC.

By:	/s/ Shawn Anderson
Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

Confirmed and accepted as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nevin Bhatia
Name:	Nevin Bhatia
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

As Representatives of the several Initial Purchasers

Exhibit 99.1

June 11, 2018

FOR ADDITIONAL INFORMATION

Media Ken Stammen Manager, Communications (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces Completion of Private Placements of 5-Year Notes and Preferred Stock

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today announced that it has completed both the private placement of $350 million aggregate principal amount of 3.650% Notes due 2023 (the “Notes”) and the separate private placement of 400,000 shares of 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, representing an aggregate liquidation preference of $400 million (the “Series A Preferred Stock”).

In connection with the completion of the private placements, NiSource entered into separate registration rights agreements with the initial purchasers of the Notes and the Series A Preferred Stock, respectively, pursuant to which NiSource agreed to file registration statements under the Securities Act covering the future exchange or resale of the Notes and Series A Preferred Stock sold in the private placements within 270 days.

NiSource intends to use the net proceeds from the private placements of the Notes and Series A Preferred Stock to pay a portion of the consideration for Notes tendered pursuant to NiSource’s previously announced cash tender offer to purchase any and all of NiSource’s outstanding 6.80% Notes due 2019, 5.45% Notes due 2020 and 6.125% Notes due 2022.

The securities offered in the private placements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws. The Notes and Series A Preferred Stock may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities described herein.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource has approximately 8,000 employees.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Examples of forward-looking statements in this press release include statements and expectations regarding NiSource’s or any of its subsidiaries’ business, performance, growth, commitments, investment opportunities, and planned, identified, infrastructure or utility investments. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans, expectations and strategy discussed in this press release include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; any damage to NiSource’s reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; advances in technology; the ability of NiSource’s subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc.; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the availability of insurance to cover all significant losses and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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Exhibit 99.2

June 11, 2018

FOR ADDITIONAL INFORMATION

Media Ken Stammen Manager, Communications (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces Consideration for Cash Tender Offer

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) announced today the consideration for each series of notes subject to the previously announced cash tender offer (the “Tender Offer”) by NiSource for any and all of the outstanding aggregate principal amount of the outstanding debt securities listed below (collectively, the “Notes”). The consideration was calculated by the Dealer Manager at 11:00 a.m. New York City time today.

The consideration for each series of Notes per each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Tender Offer is set forth in the table below, and was determined in the manner described in the Offer to Purchase dated June 4, 2018 by reference to the applicable fixed spread specified below for that series over the yield based on the bid side price of the applicable U.S. Treasury Security specified below for that series. Holders whose notes are purchased will also receive accrued and unpaid interest thereon from the applicable last interest payment date up to, but not including, the settlement date, which is expected to be June 12, 2018. Interest will cease to accrue on the settlement date for all Notes accepted in the Tender Offer, including those tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase. Under no circumstances will additional interest accrue or be payable by NiSource with respect to the Notes from or after the settlement date, whether by reason of Notes being tendered pursuant to the guaranteed delivery process, any delay of guaranteed delivery or otherwise.

Title of Security(1)	CUSIP / ISIN Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Consideration
6.80% Notes due 2019	65473QAT0 / US65473QAT04	$255,117,000	1.125% UST due 1/15/2019	FIT3	50	$1,023.82
5.45% Notes due 2020	65473QAR4 / US65473QAR48	$325,113,000	1.375% UST due 9/15/2020	FIT5	30	$1,055.78
6.125% Notes due 2022	65473QAV5 / US65473QAV59	$179,954,000	1.875% UST due 2/28/2022	FIT5	45	$1,102.30

(1)	Each series of Notes was originally issued as a debt security of the Company’s former wholly-owned finance subsidiary, NiSource Finance Corp. (“NiSource Finance”), and fully and unconditionally guaranteed by the Company. On November 30, 2017, in connection with the merger of NiSource Finance with and into the Company, the Company assumed all of the obligations of NiSource Finance with respect to the Notes, and the Notes became the debt securities of the Company.

The Tender Offer is made pursuant to the Offer to Purchase and a related Letter of Transmittal and Notice of Guaranteed Delivery, which set forth the terms and conditions of the Tender Offer.

The Tender Offer will expire at 5:00 p.m. New York City Time today, June 11, 2018, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes before the Expiration Time to be eligible to receive the consideration for the applicable series of Notes. No offer is conditioned upon any minimum amount of Notes being tendered or the consummation of any other offer. Each offer may be extended, terminated, or withdrawn separately.

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NiSource’s obligation to accept for purchase, and to pay for, any of the Notes validly tendered (and not validly withdrawn) at or prior to the Expiration Time and accepted for purchase pursuant to the tender offer is conditioned upon the satisfaction or waiver of the conditions described in the Offer to Purchase.

NiSource has retained Credit Suisse Securities (USA) LLC to serve as the Dealer Manager for the Tender Offer. Credit Suisse Securities (USA) LLC may be contacted at (800) 820-1653 (toll free) or (212) 325-2476.

NiSource has also retained D.F. King & Co., Inc. to serve as the Tender Agent and Information Agent for the Tender Offer.

Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from D.F. King & Co., Inc. by telephone at (866) 342-1635 (toll-free) or for banks and brokers, at (212) 269-5550 (Banks and Brokers Only) or in writing at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005.

Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/nisource.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource has approximately 8,000 employees.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Examples of forward-looking statements in this press release include statements and expectations regarding NiSource’s or any of its subsidiaries’ business, performance, growth, commitments, investment opportunities, and planned, identified, infrastructure or utility investments. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans, expectations and strategy discussed in this press release include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; any damage to NiSource’s reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; advances in technology; the ability of NiSource’s subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc.; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the availability of insurance to cover all significant

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losses and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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Exhibit 99.3

June 12, 2018

FOR ADDITIONAL INFORMATION

Media Ken Stammen Manager, Communications (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces Expiration and Final Results for its Cash Tender Offer

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) announced today the expiration and final results of the previously announced cash tender offer for any and all of NiSource’s outstanding 6.80% Notes due 2019, 5.45% Notes due 2020 and 6.125% Notes due 2022 (the “Notes”). The consideration to be paid in the tender offer for each series of Notes was previously announced on June 11, 2018.

The tender offer expired at 5:00 p.m., New York City time, on June 11, 2018 (the “Expiration Time”). The principal amount of each series of Notes that were validly tendered and not validly withdrawn in the tender offers as of the Expiration Time according to information provided by D.F. King & Co., Inc., the tender agent for the tender offers, is set forth in the table below.

Title of Security(1)	CUSIP / ISIN Number	Principal Amount Outstanding	Principal Amount Tendered(2)
6.80% Notes due 2019	65473QAT0 / US65473QAT04	$255,117,000	$70,005,000
5.45% Notes due 2020	65473QAR4 / US65473QAR48	$325,113,000	$106,032,000
6.125% Notes due 2022	65473QAV5 / US65473QAV59	$179,954,000	$32,999,000

(1)	Each series of Notes was originally issued as a debt security of the Company’s former wholly-owned finance subsidiary, NiSource Finance Corp. (“NiSource Finance”), and fully and unconditionally guaranteed by the Company. On November 30, 2017, in connection with the merger of NiSource Finance with and into the Company, the Company assumed all of the obligations of NiSource Finance with respect to the Notes, and the Notes became the debt securities of the Company.
(2)	Not including $1,000 in aggregate principal amount of 6.80% Notes due 2019 submitted pursuant to a Notice of Guaranteed Delivery, for which delivery must be made no later than 5:00 p.m., New York City time, on June 13, 2018.

Subject to the terms and conditions of the tender offer for the Notes, NiSource will accept for purchase any and all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time pursuant to the tender offer. The settlement for the Notes validly tendered and not validly withdrawn at or prior to the Expiration Time and accepted for purchase by NiSource is expected to take place on June 12, 2018.

NiSource’s obligation to accept for purchase, and to pay for, any of the Notes validly tendered (and not validly withdrawn) at or prior to the Expiration Time and accepted for purchase pursuant to the tender offer is conditioned upon the satisfaction or waiver of the conditions described in the Offer to Purchase. As previously announced, on June 11, NiSource completed the separate private placements of $350 million of 3.650% Notes due 2023 and 400,000 shares, representing an aggregate liquidation preference of $400 million, of Preferred Stock. As a result, the “Financing Condition” described in the Offer to Purchase has been satisfied.

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This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with the Financing Condition. The tender offer was made pursuant to the Offer to Purchase and a related Letter of Transmittal and Notice of Guaranteed Delivery, which set forth the terms and conditions of the tender offer. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

Credit Suisse Securities (USA) LLC served as the Dealer Manager for the offers. Questions regarding the offers should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect). Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from D.F. King & Co., Inc. by telephone at (866) 342-1635 (toll-free) or for banks and brokers, at (212) 269-5550 (Banks and Brokers Only) or in writing at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005.

Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/nisource.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource has approximately 8,000 employees.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Examples of forward-looking statements in this press release include statements and expectations regarding NiSource’s or any of its subsidiaries’ business, performance, growth, commitments, investment opportunities, and planned, identified, infrastructure or utility investments. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans, expectations and strategy discussed in this press release include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; any damage to NiSource’s reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; advances in technology; the ability of NiSource’s subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc.; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the availability of insurance to cover all significant losses and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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